UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

THE MEDICINES COMPANY
(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

April 30, 2014
To our stockholders:
We are pleased to invite you to our 2014 annual meeting of stockholders. The meeting will take place on Thursday, May 29, 2014 at 10:00 a.m., local time, at our principal executive offices, located at 8 Sylvan Way, Parsippany, New Jersey 07054. Annual meetings play an important role in maintaining communication and understanding among our management, board of directors and stockholders, and we hope you will join us.
Enclosed with this letter you will find the notice of our 2014 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement related to our 2014 annual meeting of stockholders, which describes the matters listed in the notice and provides other information you may find useful in deciding how to vote. We have also enclosed our annual report to stockholders, which contains our annual report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission, including our audited consolidated financial statements for 2013, and other information that may be of interest to our stockholders.
The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will cast your vote. If you are a stockholder of record, you may vote in person or by proxy over the Internet, by telephone or by returning your proxy card by mail in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in "street name"—that is, held for your account by a bank, broker or other holder of record—you will receive instructions from your bank, broker or the other holder of record of your shares that you must follow for your shares to be voted.
Thank you for your ongoing support and continued interest in The Medicines Company.
Sincerely,

Clive A. Meanwell, MD, PhD
Chairman and Chief Executive Officer

THE MEDICINES COMPANY
8 Sylvan Way
Parsippany, New Jersey 07054
NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., local time, on Thursday, May 29, 2014
Place	8 Sylvan Way, Parsippany, New Jersey 07054
Items of Business	At the meeting, we will ask you and our other stockholders to:
	(1)	elect three class 2 directors for terms to expire at the 2017 annual meeting of stockholders;
	(2)	approve amendments to our 2013 stock incentive plan including an amendment to increase the number of shares of common stock authorized for issuance under the plan by 1,800,000 shares;
	(3)	approve, in an advisory vote, the compensation of our named executive officers as presented in our proxy statement;
	(4)	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014; and
	(5)	transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
The board of directors has no knowledge of any other business to be transacted at the annual meeting.
Record Date	You may vote if you were a stockholder of record at the close of business on April 15, 2014.
Proxy Voting
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote your shares by proxy over the Internet, by telephone or by returning your proxy card by mail in the enclosed postage paid envelope. You may revoke your proxy at any time before its exercise at the meeting if you follow specified procedures.

By order of the Board of Directors,

Stephen M. Rodin
Secretary

April 30, 2014
Parsippany, New Jersey

i

THE MEDICINES COMPANY
8 Sylvan Way
Parsippany, New Jersey 07054
PROXY STATEMENT
For our Annual Meeting of Stockholders to be held on May 29, 2014
The Medicines Company, a Delaware corporation (often referred to as "the company", "we" or "us" in this document), is sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2014 annual meeting of stockholders. The annual meeting will be held on Thursday, May 29, 2014, at 10:00 a.m., local time, at our principal executive offices at 8 Sylvan Way, Parsippany, New Jersey 07054. You may obtain directions to the location of the annual meeting by contacting Investor Relations, 8 Sylvan Way, Parsippany, New Jersey 07054, email: investor.relations@themedco.com. If the annual meeting is adjourned for any reason, then the proxies submitted may be used at any adjournments of the annual meeting.
This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
We are mailing this proxy statement and the enclosed proxy card to stockholders on or about April 30, 2014. In this mailing, we are also including a copy of our annual report to stockholders for the year ended December 31, 2013.
Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be Held on May 29, 2014
This Proxy Statement and the Annual Report for the year ended December 31, 2013 are available at www.proxyvote.com.
Our annual report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, or the SEC, and including our audited financial statements, is included in our annual report to stockholders in this mailing and is also available free of charge at our website at www.themedicinescompany.com or through the SEC's electronic data system at www.sec.gov. To request a printed copy of our Form 10-K (including exhibits), which we will provide to you free of charge, either: write to Investor Relations, The Medicines Company, 8 Sylvan Way, Parsippany, New Jersey 07054, or email Investor Relations at investor.relations@themedco.com.
You may request a copy of the materials relating to our annual meeting of stockholders, including the proxy statement and form of proxy for the 2014 annual meeting and the annual report to stockholders for the year ended December 31, 2013, at the website listed above, by sending an email to us at investor.relations@themedco.com, or by calling (800) 388-1183.

INFORMATION ABOUT THE ANNUAL MEETING

Who may vote?
Holders of record of our common stock at the close of business on April 15, 2014, the record date for the annual meeting, are entitled to one vote per share of common stock that they hold on each matter properly brought before the meeting. As of the close of business on April 15, 2014, 65,012,661 shares of our common stock were outstanding.
A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Stephen M. Rodin, at the address of our principal executive offices set forth above, to make arrangements to review a copy of the stockholder list at our principal executive offices, for any purpose germane to the meeting, between the hours of 8:30 A.M. and 5:00 P.M., local time, on any business day from May 19, 2014 up to the time of the meeting.

How may I vote my shares if I am a stockholder of record?
If you are a stockholder of record (meaning that you hold shares in your name in the records of our transfer agent, American Stock Transfer & Trust Company), you may vote your shares at the meeting in person or by proxy as follows:

•
You may vote in person.  If you attend the annual meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the meeting. Ballots will be available at the meeting.

•
You may vote by mail.  To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone.

•
You may vote over the Internet.  To vote over the Internet through services provided by Broadridge Investor Communications Solutions, Inc., please go to the following website: www.proxyvote.com, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone.

•
You may vote by telephone.  To vote by telephone through services provided by Broadridge Investor Communications Solutions, Inc., call (800) 690-6903, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet.

Your proxy will only be valid if you complete and return the proxy card, vote over the Internet or vote by telephone at or before the annual meeting (and prior to the times specified on the proxy card with respect to Internet and telephone voting. The persons named in the proxy card will vote the shares you own in accordance with your instructions on your proxy card, in your vote over the Internet or in your vote by telephone. If you return the proxy card, vote over the Internet or vote by telephone, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors, which are set forth below in this proxy statement.
The proxy card enclosed with this proxy statement states the number of shares you are entitled to vote if you are a stockholder of record. If you believe that there is an error in the number of shares listed as being owned by you of record, please contact our Investor Relations department by sending an email to us at investor.relations@themedco.com or by calling (800) 388-1183.

How may I vote my shares if I hold them in "street name?"
If the shares you own are held on your behalf by an intermediary, such as a bank or brokerage firm or someone else who holds shares of record on your behalf, then your shares are held in what we refer to as "street name." If your shares are held in "street name" then you are deemed to be the beneficial owner of your shares and the bank or brokerage firm that actually holds the shares for you is the record holder of your shares and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, including voting and revocation instructions, should have been forwarded to you by the bank or brokerage firm that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank or brokerage firm provides you. Many banks or brokerage firms may solicit voting instructions over the Internet or by telephone.
If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (proposal four) is considered a discretionary item. Accordingly, your bank or brokerage firm may vote your shares in its discretion with respect to that matter even if you do not give instructions.
However, under stock exchange rules that regulate voting by registered brokerage firms, the election of our nominees to serve as class 2 directors (proposal one), the approval of amendments to our 2013 stock incentive plan (proposal two) and the advisory vote to approve the compensation of our named executive officers (proposal three) are not considered to be discretionary items. Accordingly, your bank or brokerage firm may not vote your shares with respect to such matters if you do not give them voting instructions on the proposals.

If you provide your bank or brokerage firm with instructions with respect to proposal one, proposal two or proposal three and your bank or broker returns a proxy on your behalf but does not exercise its discretionary authority with respect to proposal four, you fail to provide instructions on any proposal but your bank or broker exercises its discretionary authority to vote on your behalf with respect to proposal four, or you provide instructions with respect to proposal four but do not provide instructions on how to vote your shares on any other proposal, your shares which are not voted on a particular matter will be treated as "broker non-votes" on that particular matter. "Broker non-votes" occur when your bank or brokerage firm submits a proxy for your shares (because the bank or brokerage firm has either received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular "discretionary" matter) but does not indicate a vote for a particular proposal because the bank or brokerage firm either does not have authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it. "Broker non-votes" are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal. We do, however, count "broker non-votes" for the purpose of determining a quorum for the meeting. If your shares are held in "street name" by your bank or broker, please check the instruction card provided by your bank or brokerage firm or contact your bank or brokerage firm to determine whether you will be able to vote by telephone or over the Internet.
Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote shares held in street name in person at the meeting, however, unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your bank or brokerage firm).

How may I change or revoke my vote?
If you are a stockholder of record, even if you have submitted your proxy to vote your shares, you may change or revoke your vote at any time before the taking of the vote by taking one of the following actions:

•	send written notice of revocation to Stephen M. Rodin, our Secretary, at the address of our principal executive offices set forth above;

•
vote your shares by proxy over the Internet, by telephone or by returning a new proxy card subsequent to the initial submission of your proxy up until 11:59 p.m., Eastern time, the day before the meeting; or

•	attend the meeting and vote in person.
If you own shares in street name, your bank or brokerage firm should provide you with instructions for changing or revoking your vote.

What constitutes a quorum?
In order for business to be conducted at the annual meeting, a quorum must be present. The holders of a majority of the shares of the capital stock of the company issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum for the transaction of business. As of the record date, April 15, 2014, 65,012,661 shares of our common stock were outstanding. As a result, a quorum for the annual meeting consists of at least 32,506,331 shares of common stock, representing a majority of the shares of capital stock issued, outstanding and entitled to vote at the meeting.
Shares of common stock present in person or represented by proxy (including broker non-votes and shares that abstain or are withheld, or with respect to which no voting instructions are provided for one or more of the matters to be voted upon) will be counted as present for the purpose of determining whether a quorum exists for the annual meeting. However, if a broker non-vote occurs with respect to any shares of the company's common stock on any matter, then those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists because they are entitled to vote on other matters) and will not be voted.
If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each matter?
Proposal One—Election of Directors

In order for a nominee for director to be elected to office, the number of votes cast “FOR” that nominee must exceed the number of votes cast “AGAINST” that nominee, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote on the election of directors at such meeting, meaning that the three nominees for director who receive the most votes will be elected as directors.
Proposal Two—Approval of Amendments to the 2013 Stock Incentive Plan

        The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting on the matter is needed to approve the amendments to the 2013 stock incentive plan.

Proposal Three—Advisory Vote to Approve the Compensation of our Named Executive Officers

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting on the matter is needed to approve, on an advisory basis, the compensation of our named executive officers as presented in this proxy statement.
Proposal Four— Ratification of Appointment of Independent Registered Public Accounting Firm
The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting on the matter is needed to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

How will votes be counted?
Each share of common stock is entitled to one vote. Shares will not be voted in favor of a matter and will not be counted as voting on a matter (1) if the holder of the shares abstains from voting on a particular matter or (2) if the shares are broker non-votes. As a result of the voting standards applicable to the proposals before the annual meeting, abstentions and broker non-votes will have no effect on the outcome of voting on any of the proposals.

How does the board of directors recommend that I vote?
Our board of directors recommends that you vote:

•	FOR proposal one—to elect our three nominees to the board of directors;

•	FOR proposal two—to approve the amendments to the 2013 stock incentive plan;

•	FOR proposal three—to approve, in an advisory vote, the compensation of our named executive officers as presented in this proxy statement; and

•	FOR proposal four—to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Will any other business be conducted at the annual meeting?
Our board of directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our by-laws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting has passed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter.

Who is soliciting proxies and how, and who is paying for it?
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. We have requested brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the shares. We will reimburse the brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution.

How and when may I submit a proposal for the 2015 annual meeting?
If you are interested in submitting a proposal for inclusion in the proxy statement and proxy card for our 2015 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We must receive your proposal intended for inclusion in the proxy statement at our principal executive offices, 8 Sylvan Way, Parsippany, New Jersey 07054 Attention: Stephen M. Rodin, Secretary, no later than December 30, 2014.
If you wish to propose a nominee for election to our board or present a proposal at the 2015 annual meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must give written notice to us at the address of our principal executive offices set forth above. Our by-laws specify the information that must be included in any such notice, including but not limited to information about the nominee or a brief description of the business to be brought before the annual meeting, as applicable, and the name and number of shares of our common stock beneficially owned by the stockholder proposing such business. See "Stockholder Nominees" below. We must receive this notice no earlier than February 28, 2015 and no later than March 30, 2015. However, if the date of the 2015 annual meeting is prior to May 9, 2015 or after July 28, 2015, we must receive your notice no earlier than the 90th day prior to the

2015 annual meeting and no later than the close of business on the later of (1) the 60th day prior to the 2015 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. If you fail to provide timely notice of a proposal to be presented at the 2015 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting.

How may I request to receive future proxy statements electronically?
If you would like to assist in reducing the costs that we incur in mailing proxy materials, you can consent to receiving or accessing future proxy statements, form of proxy, annual report or notices of Internet availability electronically via e-mail or the Internet. To sign up for electronic delivery, please contact Investor Relations, 8 Sylvan Way, Parsippany, New Jersey 07054, telephone: (800) 388-1183, email: investor.relations@themedco.com.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report or notice of Internet availability of proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you call or write us at the following address, phone number or email: The Medicines Company, 8 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations, (800) 388-1183, email: investor.relations@themedco.com. In addition, this proxy statement and our annual report are available at www.proxyvote.com. If you would like to receive separate copies of the annual report and proxy statement or notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

DISCUSSION OF PROPOSALS

Proposal One: Election of Class 2 Directors
Our board of directors is divided into three classes and currently consists of three class 1 directors (William W. Crouse, John C. Kelly and Hiroaki Shigeta), three class 2 directors (Robert J. Hugin, Clive A. Meanwell and Elizabeth H.S. Wyatt) and four class 3 directors (Armin M. Kessler, Robert G. Savage, Glenn P. Sblendorio and Melvin K. Spigelman). The term of each class of directors is three years, and the terms of the three classes are staggered so that only one class is elected each year. At each annual meeting of stockholders, directors are elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring. The class 1, class 2 and class 3 directors were elected to serve until the annual meeting of stockholders to be held in 2016, 2014 and 2015, respectively, and until their respective successors are elected and qualified.
Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated Robert J. Hugin, Clive A. Meanwell and Elizabeth H.S. Wyatt for election as class 2 directors at the annual meeting. The persons named in the enclosed proxy card will vote to elect each of these nominees as a class 2 director, unless the proxy card is marked otherwise, to hold office until the 2017 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.
No director or executive officer of ours, or person chosen by us to become a director or executive officer of ours, is related by blood, marriage or adoption to any other director or executive officer of ours, or person chosen by us to become a director or executive officer of ours. No director or executive officer of ours, or any associate of any such director or officer, is a party adverse to us or any of our subsidiaries, or has a material interest adverse to us or any of our subsidiaries, in any legal proceeding.
Our board of directors recommends a vote "FOR" the election of each of the nominees.
Director Nominees
Set forth below are the names of each nominee for class 2 director, the year in which each first became a director, their ages as of April 1, 2014, their positions and offices with us, if any, their principal occupations and business experience for at least the past five years, their education and the names of other public companies for which they serve as a director or have served as a director during the past five years. We have also included information about each nominee's specific experience, qualifications, attributes, or skills that led the board to conclude that he or she should serve as one of our directors at the time we file our proxy statement, in light of our business and structure. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills, we believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. Finally, we value their experience on other public company boards of directors and board committees. See "Information about Corporate Governance—Director Candidates and Nomination Process" for additional discussion of our director nomination requirements and process.
ROBERT J. HUGIN
Age: 59
Robert J. Hugin has been a director since April 2003. Since June 2011, Mr. Hugin has served as chairman and chief executive officer of Celgene Corporation, a biopharmaceutical company focused on cancer and immunological diseases. Mr. Hugin was president and chief executive officer of Celgene from June 2010 to June 2011. From May 2006 to June 2010, Mr. Hugin served as the president and chief operating officer of Celgene, and from June 1999 to May 2006, Mr. Hugin served as the senior vice president and chief financial officer of Celgene. From 1985 to 1999, Mr. Hugin held multiple positions with J.P. Morgan & Co. Inc., a global investment banking firm. Mr. Hugin is a director of Celgene Corporation and Atlantic Health System, Inc. He also served as the immediate past-chairman of The Pharmaceutical Research and Manufacturers of America and is a member of the Board of Trustees of Princeton University, The Darden Foundation, University of Virginia and of Family Promise, a national non-profit network assisting homeless families. Mr. Hugin received an A.B. degree from Princeton University in 1976 and an M.B.A. from the University of Virginia in 1985 and served as a United States Marine Corps infantry officer during the intervening period.
We believe Mr. Hugin's extensive experience in the biopharmaceutical industry is valuable to our board and the company. In addition, Mr. Hugin's background in the financial industry is of considerable importance and enables him to serve a valuable role as chair of our audit committee.
CLIVE A. MEANWELL
Age: 56
Clive Meanwell has been a director since 1996. He has served as our chief executive officer since February 2012, our chief executive officer and president from October 2009 to February 2012, our chief executive officer from August 2004 to October 2009, as our president from August 2004 to December 2004, our executive chairman from September 2001 to August 2004 and our chief executive officer and president from 1996 to September 2001. From 1995 to 1996, Dr. Meanwell was a partner and managing director at MPM Capital, L.P., a venture capital firm. From 1986 to 1995, Dr. Meanwell held various positions at Hoffmann-La Roche, Inc., a pharmaceutical company, including senior vice president from 1992 to 1995, vice president from 1991 to 1992 and director of product development from 1986 to 1991. Dr. Meanwell received an M.D. and a Ph.D. from the University of Birmingham, United Kingdom.

We believe Dr. Meanwell's extensive experience in the biopharmaceutical industry and his in-depth knowledge of our business is valuable to our board and the company. In addition, Dr. Meanwell's global operational roles, deal-making, private equity and medical experience are also of considerable importance.
ELIZABETH H.S. WYATT
Age: 66
Elizabeth H.S. Wyatt has been a director since March 2005 and has served as our lead director since September 2012. Prior to her retirement in 2000, Ms. Wyatt held several senior positions at Merck & Co., Inc., a pharmaceutical company, over the course of 20 years, including most recently, vice president, corporate licensing. Previously she had been a consultant and academic administrator, responsible for the Harvard Business School's first formal marketing of its executive education programs. She also serves as the vice chair of the Board of Sweet Briar College and chaired the Search Committee for the current President of Sweet Briar College. In the past five years, Ms. Wyatt has also served as a director of Ariad Pharmaceuticals, Inc. Ms. Wyatt received a B.A. from Sweet Briar College, a M.Ed. from Boston University and an M.B.A. from Harvard Business School.
We believe Ms. Wyatt's extensive global experience as a senior executive in the pharmaceutical industry is valuable to our board and the company. In addition, Ms. Wyatt's specific deal-making experience provides a unique perspective to our board.
Other Current Directors
Set forth below are the names of each of our other current directors, the year in which each first became a director, their ages as of April 1, 2014, their positions and offices with us, if any, their principal occupations and business experience for at least the past five years, their education, the names of other public companies for which they serve as a director or have served as a director during the past five years. As with the director nominees, we have also included information about each director's specific experience, qualifications, attributes, or skills that led the board to conclude that he should serve as one of our directors at the time we file our proxy statement, in light of our business and structure. In addition to the information presented below regarding each director's specific experience, qualifications, attributes and skills, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the company and our board. Finally, as applicable, we value their experience on other public company boards of directors and board committees.
Directors Whose Terms Expire in 2016 (Class 1 Directors)
WILLIAM W. CROUSE
Age: 71
William W. Crouse has been a director since April 2003. From January 1994 to December 2011, Mr. Crouse was a general partner at HealthCare Ventures, a venture capital firm with a focus on biotechnology companies. From 1987 to 1993, Mr. Crouse served as worldwide president of Ortho Diagnostic Systems, a subsidiary of Johnson & Johnson that manufactures diagnostic tests for hospitals, and a vice president of Johnson & Johnson International. Before joining Johnson & Johnson, Mr. Crouse was a division director of DuPont Pharmaceuticals Company, where he was responsible for international operations and worldwide commercial development activities. Before joining Dupont, he served as president of Revlon Health Care Group's companies in Latin America, Canada, and Asia/Pacific. He also held numerous management positions at E.R. Squibb & Sons, a pharmaceutical company. Mr. Crouse is currently a member of the Board of Trustees of the New York Blood Center. In the past five years, he has also served as a director of Targanta Therapeutics Corporation, a biopharmaceutical company which we acquired, and Uluru, Inc., a specialty wound care company. Mr. Crouse received a B.S. in finance and economics from Lehigh University and an M.B.A. from Pace University.
We believe Mr. Crouse's extensive global experience as a senior executive in the pharmaceutical and diagnostics industry is valuable to our board and the company. In addition, Mr. Crouse's private equity investing experience provides a unique perspective to our board.
JOHN C. KELLY
Age: 71
John C. Kelly has been a director since April 2011. From October 2009 to February 2010, Mr. Kelly served as senior vice president, finance of Pfizer Inc., or Pfizer. From March 2008 to October 2009, Mr. Kelly served as vice president and controller at Wyeth and from June 2002 to March 2008, he served as vice president, financial operations of Wyeth. Prior to joining Wyeth in 2002, he spent more than 35 years in public accounting at Arthur Andersen in various leadership capacities, including as the partner in charge of audit and business consulting practices in the New York metropolitan area. Mr. Kelly is currently a director of C.R. Bard, Inc., a medical device company, and Horizon Blue Cross Blue Shield of New Jersey. He is a certified public accountant and was an elected member of the Council of the American Institute of Certified Public Accountants. Mr. Kelly received a B.S. in business administration and an M.B.A. in international finance from Seton Hall University.
We believe Mr. Kelly's extensive experience in the pharmaceutical industry is valuable to our board and the company. In addition, Mr. Kelly's background in accounting and finance is of considerable importance in his role as a member of our audit committee.
HIROAKI SHIGETA
Age: 70

Hiroaki Shigeta has been a director since April 2007 and served as our lead director from May 2010 to September 2012. Mr. Shigeta served as a consultant to us from July 2006 to December 2007. From January 2005 until June 2006, he served as a consultant to various Japanese pharmaceutical companies. From October 1993 to December 2004, Mr. Shigeta served in a variety of senior management positions with Hoffman-La Roche, Inc. and its affiliates. From January 2003 to December 2004, Mr. Shigeta was the U.S. head, Far East relations of Hoffman-La Roche and from June 2002 to April 2003, he was a member of the board of Chugai Seiyaku KK, Tokyo, a majority-owned affiliate of Roche Holding of Switzerland. From January 2001 to May 2002, Mr. Shigeta served as chairman and representative director of Nippon Roche KK, a pharmaceutical company and a Japanese affiliate of Roche Holding of Switzerland. From October 1993 to December 2000, Mr. Shigeta was the president and chief executive officer of Nippon Roche KK. Mr. Shigeta currently is a director of MediciNova, Inc., a biopharmaceutical company. Mr. Shigeta received a B.A. in economics from Momoyama Gakuin University in Osaka, Japan and a B.Sc from Haas Business School, University of California at Berkeley.
We believe Mr. Shigeta's extensive global experience in the pharmaceutical industry is valuable to our board and the company, especially as we continue to expand our operations outside of the United States, including in Japan.
Directors Whose Terms Expire in 2015 (Class 3 Directors)
ARMIN M. KESSLER
Age: 76
Armin M. Kessler has been a director since October 1998. Mr. Kessler joined us after a 35-year career in the pharmaceutical industry, which included senior management positions at Sandoz Pharma Ltd. (now Novartis Pharma AG) in Switzerland, the United States and Japan and, most recently, at Hoffmann-La Roche, in Basel, Switzerland, where he was chief operating officer and head of the pharmaceutical division until he retired in 1995. Mr. Kessler currently also serves as a director of Actelion Pharmaceuticals Ltd., a Swiss publicly traded company. In the past five years, Mr. Kessler has also served as a director of Gen-Probe Incorporated, which was acquired by Hologic, Inc. Mr. Kessler received degrees in physics and chemistry from the University of Pretoria, a degree in chemical engineering from the University of Cape Town, a law degree from Seton Hall University School of Law and an honorary doctorate in business administration from the University of Pretoria. Mr. Kessler is a registered patent attorney with the United States Patent and Trademark Office.
We believe Mr. Kessler's extensive global experience as a senior executive in the pharmaceutical, diagnostics, vitamins and fragrance/flavors industries is valuable to our board and the company. In addition, Mr. Kessler's background in law and patent prosecution is of particular value to our board.
ROBERT G. SAVAGE
Age: 60
Robert G. Savage has been a director since April 2003 and served as our lead director from October 2006 until May 2010. Since May 2003, Mr. Savage has served as president of Strategic Imagery LLC, a consulting company he owns. From February 2002 to April 2003, Mr. Savage was group vice president and president for the General Therapeutics and Inflammation Business of Pharmacia Corporation, a research-based pharmaceutical firm acquired by Pfizer in April 2003. From September 1996 to January 2002, Mr. Savage held several senior positions with Johnson & Johnson, including worldwide chairman for the Pharmaceuticals Group during 2001, company group chairman responsible for the North America pharmaceuticals business from 2000 to 2001, president, Ortho-McNeil Pharmaceuticals from 1998 to 2000 and vice president sales & marketing from 1996 to 1998. Mr. Savage also serves as a director for MergeWorth Rx Corporation. In the past five years, Mr. Savage has also served as a director for EpiCept Corporation and Savient Pharmaceuticals, Inc. Mr. Savage received a B.S. in biology from Upsala College and an M.B.A. from Rutgers University.
We believe Mr. Savage's extensive global experience as a senior executive in the pharmaceutical industry is valuable to our board and the company. In addition, Mr. Savage's background in human talent development is of particular value to our board and the company.
GLENN P. SBLENDORIO
Age: 58
Glenn P. Sblendorio has been a director since July 2011 and has been our chief financial officer and president since February 2012. From March 2006 to February 2012, he served as our chief financial officer and executive vice president. From November 2005 until he joined us, Mr. Sblendorio served as a consultant to a company in the pharmaceutical industry. Prior to joining us, Mr. Sblendorio was executive vice president and chief financial officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. From July 2000 to February 2002, Mr. Sblendorio served as our senior vice president of business development. From 1998 to July 2000, Mr. Sblendorio was the chief executive officer and managing director of MPM Capital Advisors, LLC, an investment bank specializing in healthcare related transactions. Mr. Sblendorio's pharmaceutical experience also includes 12 years at Hoffmann-LaRoche, Inc., a pharmaceutical company, in a variety of senior financial positions, including vice president, finance of Roche Molecular Systems and head of finance-controller for Amgen/Roche Europe. Mr. Sblendorio currently serves as a director of Amicus Therapeutics, Inc., a biopharmaceutical company, Intercept Pharmaceuticals, Inc., a biopharmaceutical company and Opthotech Corporation, an ophthalmology company. Mr. Sblendorio received his B.B.A. from Pace University, his M.B.A. from Fairleigh Dickinson University, and he is a graduate of Harvard Business School Advanced Management Program.
We believe Mr. Sblendorio's extensive experience in the biopharmaceutical industry and his in-depth knowledge of our business is valuable to our board and the company. In addition, Mr. Sblendorio's background in accounting and finance and deal-making experience are also of considerable importance.

MELVIN K. SPIGELMAN
Age: 65
Melvin K. Spigelman has been a director since September 2005. Since January 2009, Dr. Spigelman has served as president and chief executive officer of the Global Alliance for TB Drug Development, a non-profit organization which seeks to accelerate the discovery and development of faster-acting and affordable drugs to fight tuberculosis. From June 2003 to January 2009, Dr. Spigelman served as director of research and development of the Global Alliance for TB Drug Development. Before joining the Global Alliance for TB Drug Development, Dr. Spigelman was the president of Hudson-Douglas Ltd, a consulting company, from June 2001 to June 2003. From 2000 to 2001, Dr. Spigelman served as a vice president, global clinical centers at Knoll Pharmaceuticals, a pharmaceutical unit of BASF Pharma, and from 1992 to 2000, Dr. Spigelman was the vice president of research and development at Knoll. Dr. Spigelman serves as a director of Synergy Pharmaceuticals Inc., where he is a member of the audit and compensation committees and chair of the external communications oversight committee. Dr. Spigelman received a B.A. in engineering from Brown University and an M.D. from The Mount Sinai School of Medicine.
We believe Dr. Spigelman's extensive experience as a senior executive in the pharmaceutical industry is valuable to our board and the company. In addition, Dr. Spigelman's specific experience in medical products development and medicine provide unique perspectives to our board.

Proposal Two: Approval of Amendments to our 2013 Stock Incentive Plan

In March 2014, upon the recommendation of our compensation committee, our board of directors adopted, subject to stockholder approval, amendments to our 2013 stock incentive plan, which we refer to in this proxy statement as the 2013 plan. The amendments to the 2013 plan being submitted for your consideration and approval are:

•	an increase in the number of shares of common stock authorized for issuance under the 2013 plan by 1,800,000 shares from up to13,742,134 shares to up to 15,542,134 shares; and

•
an increase in the fungible ratio under the 2013 plan from 1.7 to 1.98, so that each share issued pursuant to a "full-value" award granted under the 2013 plan would reduce the number of total shares available for issuance under our 2013 plan by 1.98 shares. "Full-value" awards consist of restricted stock, restricted stock units and other stock based unit awards (as defined in our 2013 plan).

Our stockholders adopted the 2013 plan on May 30, 2013 at our 2013 annual meeting of stockholders. As of April 15, 2014, options to purchase 2,319,408 shares of common stock were outstanding under the 2013 plan, options to purchase 625 shares of common stock under the 2013 plan had been exercised and 274,015 shares of restricted stock had been awarded under the 2013 plan. As a result, as of April 15, 2014, we had 1,894,325 shares available for future grant under the 2013 plan plus the number of shares of our common stock subject to awards granted under our 2004 plan which may expire, terminate or be surrendered, canceled, forfeited or repurchased by us.

In addition to the 2013 plan, we maintain the following: a 2000 outside director stock option plan; a 2001 non-officer, non-director employee stock incentive plan; a 1998 stock incentive plan (previously expired but awards remain outstanding); a 2004 incentive plan, which we refer to in this proxy statement as our 2004 plan (expires in April 2014, but awards remain outstanding); a 2007 equity inducement plan, (previously expired, but awards remain outstanding); and, a 2009 equity inducement plan (previously terminated, but awards remain outstanding). We cannot grant additional options or other awards under any of these plans and all outstanding awards under these plans will remain in effect in accordance with their terms. We will grant future awards only under our 2013 plan.

We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Stock-based equity incentives are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to better align the recipient’s interests with those of our stockholders. In light of this compensation philosophy and our business strategy, , we believe that the number of shares currently available to us for option grants and other stock-based awards under our 2013 plan will be insufficient to satisfy our future equity compensation needs. Accordingly, our compensation committee and board of directors directors determined that we needed to amend the 2013 plan to in order to increase the number of shares authorized under the plan. In making this determination and calculating the proposed 1,800,000 share increase in the number of shares authorized under the 2013 plan, our compensation committee and board of directors considered among other things, our stock price and volatility, our historical share usage under our equity incentive plans, our current overhang in shares issuable upon exercises of outstanding awards granted under our equity incentive plans and how they compare with our industry peers, the existing terms of our outstanding awards and assumptions regarding stock option exercise activity and forfeiture rate, and our proposed fungible ratio under the 2013 plan as described in this proxy. Although our future usage of shares authorized under the 2013 plan will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, the 1,800,000 shares of common stock reserved for issuance under the 2013 plan will enable us to continue to utilize stock-based incentives as an important component of our compensation philosophy and help meet our objectives to maintain a competitive position in attracting, retaining and motivating key personnel.

Our board of directors recommends a vote FOR approval of the amendments to the 2013 plan.

Description of the 2013 plan

The following is a brief summary of the 2013 plan, a copy of which is attached as Appendix I to our proxy statement for the 2013 annual meeting of stockholders, which was held on May 30, 2013. The full text of the amendments to the 2013 plan is set forth in Appendix I to this proxy statement.

Number of Shares Available for Award

Under the 2013 plan, we are authorized to issue pursuant to awards granted under the 2013 plan up to a total number of shares not to exceed 13,742,134 shares of our common stock (subject to adjustment in the event of stock splits and other similar changes in capitalization or events), consisting of (x) 3,700,000 shares plus (y) 717,963 shares representing the number of shares of our common stock that remained available for issuance under the 2004 plan as of May 30, 2013, the date the 2013 plan was approved by our stockholders, plus (z) the number of shares of our common stock subject to awards granted under our 2004 plan which may expire, terminate or be surrendered, canceled, forfeited or repurchased by us. As of April 15, 2014, the total number of shares of our common stock available for issuance under the 2013 plan was equal to 1,909,284 shares plus the number of shares of our common stock subject to awards granted under our 2004 plan which may expire, terminate or be surrendered, canceled, forfeited or repurchased by us. If stockholders approve the amendments described above, we will be authorized to issue pursuant to awards granted under the 2013 plan up to a total number of shares not to exceed 15,542,134 shares of our common stock (subject to adjustment in the event of stock splits and other similar changes in capitalization or events), consisting of (x) 5,500,000 shares plus (y) 717,963 shares representing the number of shares of our common stock that remained available for issuance under the 2004 plan as of May 30, 2013, the date the 2013 plan was approved by our stockholders, plus (z) the number of shares of our common stock subject to awards granted under our 2004 plan which may expire, terminate or be surrendered, canceled, forfeited or repurchased by us. As a result, on a pro forma basis as of April 15, 2014, the number of shares we would be authorized to issue pursuant to award under the 2013 plan is equal to 3,709,284 shares plus the number of shares of our common stock subject to awards granted under our 2004 plan which may expire, terminate or be surrendered, canceled, forfeited or repurchased by us.

The 2013 plan uses a “fungible share” concept under which the awards of options and stock appreciation rights, or SARs, cause one share per share subject to such award to be removed from the available share pool, while the award of restricted stock, restricted stock units, or other stock-based awards where the purchase price for the award is less than 100% of the fair market value of our common stock on the date of grant will, subject to stockholder approval of the amendments to the 2013 plan described above, be counted against the pool as 1.98 shares for each share subject to such award. The current fungible ratio under the 2013 plan is 1.7 shares for each share subject to restricted stock, restricted stock units, or other stock-based awards where the purchase price for the award is less than 100% of the fair market value of our common stock on the date of grant. Shares subject to awards under the 2013 and 2004 plans that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, will become available for issuance pursuant to a new award under the 2013 plan and will be credited back to the pool at the same rates at which they left the plan. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued.

Types of Awards

The 2013 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based and cash-based awards as described below.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options must be granted at an exercise price equal to or greater than the fair market value of the common stock on the date of grant. Under the 2013 plan, options may not be granted for a term in excess of ten years. Options may not provide for the automatic grant of additional options in connection with the exercise of an original option. The 2013 plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the company of shares of common stock, (iii) to the extent provided for in a nonstatutory stock option agreement or as approved by our board in its sole discretion, “net exercise” in which a portion of the shares to be issued on exercise are withheld to pay the exercise price, (iv) subject to certain conditions, any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights. A SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock over the SAR's measurement price. The measurement price must be equal to or greater than the fair market value of our common stock on the date the SAR is granted. SARs may be granted independently or in tandem with an option. SARs may not be granted for a term in excess of ten years.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to the right of the company to repurchase (or to require forfeiture if issued at no cost) some or all of those shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for that award. The right to receive any dividends with respect to restricted stock is conditioned on the vesting of the award unless otherwise provided in an award agreement.

Restricted Stock Unit Awards. Restricted stock unit awards, or RSUs, entitle the recipient to receive shares of our common stock (or, if provided in the applicable award, cash equal to the fair market value of such shares) to be delivered at the time such shares vest pursuant to the terms and conditions established by our board of directors. An RSU award may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock, which we refer to as the right to receive dividend equivalents. The right to receive dividend equivalents (which may be paid in cash and/or shares or our common stock) will be conditioned on the vesting of the RSU award with respect to which they were awarded.

Other Stock-Based and Cash-Based Awards. Under the 2013 plan, our board of directors has the right to grant other awards based upon our common stock having such terms and conditions as determined by the board, including the grant of shares of our common stock and the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock. These awards may be paid in shares of our common stock or in cash and are available to our board of directors as a form of payment in settlement of other awards granted under the 2013 plan or as payment in lieu of compensation to which a participant is otherwise entitled. Our board may also grant awards denominated in cash rather than shares of our common stock. Dividend equivalents with respect to such awards may be paid in cash and/or shares of our common stock and will be conditioned on the vesting of the award with respect to which they were awarded.

Performance Conditions. The compensation committee may determine, at the time of grant, that a restricted stock award, RSU award, other stock-based award or cash-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more performance measures, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (b) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (c) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (d) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (e) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (f) new product or service releases; (g) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by our board of directors from time to time; (h) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (i) improvement of financial ratings; (j) achievement of balance sheet or income statement objectives; (k) total stockholder return and/or (l) other comparable measures of financial and operational performance. These performance measures may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance goals may vary by participant and may be different for different awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee, and will be set by the compensation committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify for deduction under Section 162(m) of the Code may be based on these or such other performance measures as our board may determine. With respect to any award subject to performance conditions that is intended to comply with the requirements of Section 162(m) of the Code, the compensation committee may adjust downwards, but not upwards, the cash or number of shares of our common stock payable pursuant to such award, and the compensation committee may not waive the achievement of the applicable performance measures except in the case of death or disability of the participant or upon a change in control of the company.

Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant. Subject to certain conditions, our board of directors may permit or provide in an award agreement that a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities to the extent the rules under Form S-8 would cover the transferee.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the company and its subsidiaries and of other business ventures in which the company has a controlling interest are eligible to be granted awards under the 2013 plan. Under present law, however, incentive stock options may only be granted to employees of the company and its corporate subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the 2013 plan may not exceed 500,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with a SAR is treated as a single award. Performance awards in the form of cash-based awards may provide for cash payments of up to $4.0 million per calendar year per individual.

Plan Benefits

As of April 15, 2014, approximately 576 individuals, including our employees, four executive officers and eight non-employee directors, would have been eligible to receive awards under the 2013 plan. Awards under the 2013 plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the 2013 plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our employees, including to our executive officers and non-employee directors, under the 2013 plan. As discussed in further detail under the heading "Information About Corporate Governance-Compensation of Directors," pursuant to our non-employee director compensation program, on the date of each of our annual stockholder meetings our non-employee directors will automatically receive an equity award valued at $255,000, split equally between stock options and restricted stock, and our lead director will automatically receive an additional stock option to purchase 5,000 shares of common stock.

Administration

The 2013 plan is administered by our board of directors, which has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2013 plan and to interpret the provisions of the 2013 plan and any award agreements. Pursuant to the terms of the 2013 plan and to the extent permitted by applicable law, our board of directors may delegate authority under the 2013 plan to one or more committees or subcommittees of the board.

Our board of directors has authorized the compensation committee to administer certain aspects of the 2013 plan, including the granting of options to executive officers.

Subject to any applicable limitations contained in the 2013 plan, our board of directors, the compensation committee, or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of our common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, RSU award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, measurement price, issue price and repurchase price.

Our board of directors is required to make appropriate and equitable adjustments in connection with the 2013 plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2013 plan also contains provisions addressing the consequences of any reorganization event, which is defined as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction, or (c) our liquidation or dissolution. Upon the occurrence of a reorganization event, all outstanding options will be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options or in the event of our liquidation or dissolution then our board must accelerate the options to make them fully exercisable prior to the consummation of the reorganization event. In the event of a reorganization event under which our stockholders will receive a cash payment for their shares of our common stock, then our board of directors must either accelerate the options to make them fully exercisable prior to consummation of the reorganization event or provide for a cash-out of the value of any outstanding options. Upon the occurrence of a reorganization event, our repurchase and other rights under each outstanding restricted stock award will inure to the benefit of the acquiring or succeeding corporation. Our board of directors will specify the effect of a reorganization event on any SAR, RSU award or other stock-based award at the time the award is granted.

In addition, upon the occurrence of a change in control, as defined in the 2013 plan, each option will become immediately exercisable in full and each restricted stock award will become free of all conditions and restrictions if, on or prior to the first anniversary of the date of the change in control event, a termination event, as defined in the 2013 plan, occurs, except to the extent specifically provided to the contrary in the instrument evidencing the option or restricted stock award or any other agreement between the equity holder and us, including our severance agreements with certain of our officers. See “-Potential Payments Upon Termination or Change of Control” below. A termination event would occur, among other circumstances, if a plan participant's employment is terminated without cause or as a result of the participant's death or disability or is terminated by the participant due to a change of more than 30 miles in the participant's principal business location, a material reduction in the participant's salary, a material reduction in the participant's responsibilities without cause, or a significant diminution in the scope of the participant's responsibilities without his or her agreement.

Our board of directors or the compensation committee may at any time provide that any award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

As more fully described above, if any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under the 2013 plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as our board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2013 plan. Substitute awards will not count against the 2013 plan's overall share limit or any sublimits contained in the 2013 plan, except as may be required by the Code.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate and permitted by the 2013 plan in connection with a change in capitalization, a reorganization event, or a change in control event), the 2013 plan provides that we may not:

•
amend any outstanding stock option or SAR granted under the 2013 plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•
cancel any outstanding option or SAR (whether or not granted under the 2013 plan) and grant in substitution therefor new awards under the 2013 plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel in exchange for cash any outstanding stock options or SARs that then have exercise or measurement prices per share below the then-current fair market value of our common stock; or

•	take any other action that that constitutes a “repricing” within the meaning of the NASDAQ rules.

Provisions for Foreign Participants

Our board of directors or the compensation committee may establish subplans under the 2013 plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be made under the 2013 plan after May 29, 2023, which is the date that is 10 years after the date our stockholders approved the adoption of the 2013 plan, but awards previously granted may extend beyond that date. Subject to limitations on repricing and actions requiring stockholder approval, our board may at any time amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option. The participant's consent to such action is required unless the board determines that the action does not materially and adversely affect he participant's rights under the plan or the change is otherwise permitted under the 2013 plan. Our board of directors may amend, suspend or terminate the 2013 plan or any portion of the 2013 plan; provided that, to the extent required by Section 162(m) of the Code, no award granted to a participant that is intended to comply with Section 162(m), after the date of such amendment will become exercisable, realizable, or vested unless and until the amendment is approved by our stockholders if required by Section 162(m). In addition, no amendment that would require stockholder approval under the rules of The NASDAQ Stock Market, or the NASDAQ rules, may be effective unless and until such amendment has been approved by our stockholders. If The NASDAQ Stock Market amends its corporate governance rules so that the rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from the effective date of such amendment, no amendment to the 2013 plan which materially increases the number of shares authorized under the 2013 plan (other than pursuant to the adjustment provisions contained in the 2013 plan), expands the types of awards that may be granted under the 2013 plan, or materially expands the class of participants eligible to participate in the 2013 plan shall be effective unless stockholder approval is obtained. If stockholder approval is required under Section 422 of the Code, the board may not effect such modification or amendment without stockholder approval. Unless otherwise specified in the amendment, any amendment to the 2013 plan will apply to, and be binding on the holders of, all awards outstanding under the 2013 plan at the time the amendment is adopted, provided the board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the plan.

If our stockholders do not approve the amendments to the 2013 plan, we will continue to grant awards under the 2013 plan until the number of shares authorized and available for issuance under the 2013 plan has been exhausted. In the event that we reach the current maximum number of shares authorized under the 2013 plan, regardless of whether stockholders approve the amendments to the 2013 plan described above, our board of directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2013 plan. This summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “-Nonstatutory Stock Options” below. The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards and Cash-Based Awards

The tax consequences associated with any other stock-based award or any cash-based award granted under the 2013 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Proposal Three: Advisory Vote to Approve the Compensation of our Named Executive Officers
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," gives our stockholders the opportunity to express their view on our overall 2013 executive compensation programs and policies for the named executive officers. Our board of directors recognizes that providing stockholders with an advisory vote on executive compensation may produce useful information on investor sentiment with regard to our executive compensation programs. We currently hold an advisory vote to approve the compensation paid to our named executive officers on an annual basis. We will next hold an advisory vote on the frequency of future executive compensation advisory votes at the 2017 annual meeting of stockholders.
Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.
The "Information about our Executive Officers" section of this proxy statement, including "Compensation Discussion and Analysis," describes in detail our executive compensation programs and the decisions made by the compensation committee with respect to the year ended December 31, 2013.
Highlights of our executive compensation program include the following:

•
Performance Focus.    We have designed our executive compensation program to have substantial elements that are performance-based. Our cash bonus plan is tied to corporate strategic and financial goals, as well as individual performance. The plan is broad-based and applies to all employees and executives.

•
Long-Term Equity Incentives.    Every year we grant equity awards broadly among our employee population to encourage an ownership culture and align management and our employees with our stockholders' interests. We use a mix of stock options and restricted stock. Our equity awards have multi-year vesting periods designed to encourage our employees and executives to focus on the long-term performance of our stock price. Our options generally vest over four years and our restricted stock generally vests on the fourth anniversary of the date of grant.

•
Pay Practices.    We do not use many common pay practices often considered to be unfriendly to stockholders. For example, we limit the perquisites that we make available to our named executive officers, who, generally, are not entitled to any benefits that are not otherwise available to all of our employees. We do not have excess parachute payment tax gross-up provisions in any executive compensation arrangements, including our arrangements with our chief executive officer. Our executive officers have a cap of 150% of target for payouts under our cash bonus plan.

As we describe in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program reflects a pay-for-performance philosophy that we believe supports our business strategy and aligns the interests of our executives with our stockholders. Our board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.
Our board is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement is hereby approved.
This proposal does not address any specific item of compensation and, as an advisory vote, is not binding. The outcome of this advisory vote does not overrule any decision by us or our board (or any committee thereof), create or imply any change to the fiduciary duties of us or our board (or any committee thereof), or create or imply any additional fiduciary duties for us or our board (or any committee thereof). However, our compensation committee and board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting "FOR" this proposal.

Proposal Four: Ratification of Appointment of Independent Registered Public Accounting Firm
Our audit committee, consisting of independent members of our board of directors, has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014, subject to ratification by our stockholders at the annual meeting. Ernst & Young LLP has been our independent registered public accounting firm since our inception in 1996. If this proposal is not approved at the meeting, our audit committee will reconsider this appointment.
We expect representatives of Ernst & Young LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.
Our board of directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table sets forth the fees billed to us for the fiscal years ended December 31, 2013 and December 31, 2012 by Ernst & Young LLP:

Fee Category	2013	2012
Audit Fees(1)	$1,920,862	$1,432,000
Audit-Related Fees(2)	458,650	4,500
Tax Fees(3)	19,500	20,000
All Other Fees(4)	2,000	2,000
Total Fees	$2,401,012	$1,458,500

(1)
Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and which are not reported under "Audit Fees." In 2013, audit-related fees included accounting consultations and services provided in connection with the audits and reviews of the Incline and Rempex acquisitions. In 2012, audit-related fees included services provided in connection with consultations related to post-closing accounting.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services.

(4)	All other fees consist of access to Ernst & Young LLP's online research database.

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
From time to time, the audit committee may delegate pre-approval authority to a committee member for specified types of services. Any such pre-approval must be reported to the committee at its next scheduled meeting. We did not approve any services provided to us by Ernst & Young LLP in 2013 or 2012 using the "de minimis" exception under the SEC rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee reviewed our audited financial statements for the year ended December 31, 2013 and discussed these financial statements with the company's management and Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2013. Our management is primarily responsible for the financial reporting process, including maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for performing an independent audit of, and issuing a report on, those financial statements and the effectiveness of internal control over our financial reporting. The audit committee is responsible for providing independent, objective oversight of these processes. The audit committee's duties and responsibilities do not include conducting audits or accounting reviews.
The audit committee also reviewed and discussed the matters required by Statement on Auditing Standards No. 16 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board, with Ernst & Young LLP. This Statement requires Ernst & Young LLP to discuss with our audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•
the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm's conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.
Ernst & Young LLP provided to the audit committee the written disclosures and the letter required by the current version of Public Company Accounting Oversight Board (PCAOB) Rule 3526 (Communications with Audit Committees concerning Independence), and the audit committee discussed with the independent registered public accounting firm that firm's independence.
Based on its review of the audited financial statements, discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm including those described above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's annual report on Form 10-K for the year ended December 31, 2013.
By the Audit Committee of the Board of Directors
Robert J. Hugin (Chair)
John C. Kelly
Hiroaki Shigeta

PRINCIPAL STOCKHOLDERS
The following table presents information that we are aware of regarding the beneficial ownership of our common stock as of April 1, 2014 for each of our named executive officers, directors and each person, entity or group of affiliated persons whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to available community property laws. Shares subject to options, warrants or other rights held by such person to purchase shares of common stock that were exercisable as of April 1, 2014 or will become exercisable within 60 days of April 1, 2014 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The percentage of our total outstanding common stock beneficially owned by each such person in the table is calculated using 65,012,744 shares of common stock outstanding as of April 1, 2014.
The information presented in the table below is not necessarily indicative of beneficial ownership for other purposes. Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o The Medicines Company, 8 Sylvan Way, Parsippany, New Jersey 07054.

Beneficial Owner:	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Named Executive Officers
Clive A. Meanwell(1)	1,430,895	2.2%
Glenn P. Sblendorio(2)	459,178	*
Paul M. Antinori(3)	56,534	*
William B. O'Connor(4)	108,200	*
Non-Employee Directors
William W. Crouse(5)	124,910	*
Robert J. Hugin(6)	169,955	*
John C. Kelly(7)	68,996	*
Armin M. Kessler(8)	221,996	*
Robert G. Savage(9)	151,674	*
Hiroaki Shigeta(10)	52,112	*
Melvin K. Spigelman(11)	129,910	*
Elizabeth H.S. Wyatt(12)	149,910	*
All directors and executive officers as a group (15 persons)(13)	3,124,270	4.6%
5% Stockholders
Wellington Management Company, LLP(14)	8,945,483	13.8%
BlackRock, Inc.(15)	6,968,624	10.7%
T. Rowe Price Associates, Inc.(16)	5,841,715	8.9%
Royce & Associates(17)	4,599,842	7.1%
The Vanguard Group, Inc.(18)	4,177,805	6.4%

*	Represents beneficial ownership of less than 1%.

(1)	Includes options to purchase 824,747 shares that are exercisable within 60 days of April 1, 2014.

(2)	Includes options to purchase 193,658 shares that are exercisable within 60 days of April 1, 2014.

(3)	Includes options to purchase 25,454 shares that are exercisable within 60 days of April 1, 2014.

(4)	Includes options to purchase 80,330 shares that are exercisable within 60 days of April 1, 2014.

(5)	Includes options to purchase 95,061 shares that are exercisable within 60 days of April 1, 2014.

(6)	Includes options to purchase 95,061 shares that are exercisable within 60 days of April 1, 2014.

(7)	Includes options to purchase 60,061 shares that are exercisable within 60 days of April 1, 2014.

(8)	Includes 3,000 shares held by Mr. Kessler's wife and options held by Mr. Kessler to purchase 95,061 shares that are exercisable within 60 days of April 1, 2014.

(9)	Includes options to purchase 113,075 shares that are exercisable within 60 days of April 1, 2014.

(10)	Includes options to purchase 29,763 shares that are exercisable within 60 days of April 1, 2014.

(11)	Includes options to purchase 100,061 shares that are exercisable within 60 days of April 1, 2014.

(12)	Includes options to purchase 120,061 shares that are exercisable within 60 days of April 1, 2014.

(13)	Includes options to purchase an aggregate of 1,832,393 shares that are exercisable within 60 days of April 1, 2014.

(14)
Includes shares owned by various investors for which Wellington Management Company, LLP serves as investment advisor with shared power to direct investments and shared power to vote 2,853,768 of the shares and with shared power to dispose or to direct the disposition of 8,945,483 of the shares. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210. This information is based on a Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2014.

(15)
Includes shares held by BlackRock, Inc. and certain of its subsidiaries. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. This information is based on a Schedule 13G/A filed with the SEC on January 9, 2014.

(16)
These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc., or Price Associates, serves as investment adviser with power to direct investments and with sole dispositive power. Includes 881,155 shares over which Price Associates has sole voting power. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. This information is based on a Schedule 13G/A filed with the SEC on February 10, 2014.

(17)
Royce & Associates is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The address of Royce & Associates is 745 Fifth Avenue, New York, New York 10151. This information is based on a Schedule 13G filed with the SEC on January 13, 2014.

(18)
Includes 84,972 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc. as a result of Vanguard Fiduciary Trust Company serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 4,800 shares as a result of Vanguard Investments Australia, Ltd. serving as investment manager of Australian investment offerings. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. each direct the voting of the respective shares and The Vanguard Group, Inc. has shared dispositive power. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information is based on a Schedule 13G/A filed with the SEC on February 11, 2014.

INFORMATION ABOUT CORPORATE GOVERNANCE
We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. In assessing and implementing our corporate governance practices, we have been mindful of the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NASDAQ rules. We expect to continue to review and, when appropriate, further strengthen our corporate governance procedures in the future.
We describe below our corporate governance structure and the key corporate governance practices that we have adopted.

Board of Directors
Our board of directors is responsible for establishing our broad corporate policies and overseeing the management of the company. Our chief executive officer and our other executive officers are responsible for our day-to-day operations. Our board evaluates our corporate performance and approves, among other things, our corporate strategies and objectives, operating plans, major commitments of corporate resources and significant policies. Our board also evaluates and appoints our executive officers.
Our board of directors met ten times during 2013, including regular, special and telephonic meetings. Each director who served as a director during 2013 attended at least 75% of the aggregate of: (1) the total number of board meetings held during the period of 2013 during which he or she was a director and (2) the total number of meetings held by all board committees on which he or she served during the period of 2013 during which he or she was a member of such committees.

Board Independence
Under Rule 5605 of the NASDAQ rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under NASDAQ Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of our directors, other than Dr. Meanwell and Mr. Sblendorio, representing eight out of 10 of our directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ rules. Our board of directors has also determined that Messrs. Hugin, Kelly and Shigeta, who comprise our audit committee, Messrs. Savage, Crouse, Shigeta and Spigelman, who comprise our nominating and corporate governance committee, and Ms. Wyatt and Messrs. Crouse and Kessler, who comprise our compensation committee with Mr. Savage, each satisfy the independence standards for such committees established by the SEC and the NASDAQ rules, as applicable. As a result of Mr. Savage's consulting arrangement with us, he has agreed that as of May 29, 2014, he will no longer be a member of the compensation committee. In making such determination, our board of directors considered the relationships that each such non-employee director has with us, including any transactions described below in “—Certain Related-Party Transactions,” and all other facts and circumstances our board of directors deemed relevant in determining independence.
Dr. Meanwell and Mr. Sblendorio are employees and are therefore not independent under applicable SEC and NASDAQ rules. Our independent directors meet regularly in executive sessions without management present. Only independent directors serve on our standing board committees.

Board Leadership Structure
Our board has adopted a board leadership structure where our chief executive officer serves as chairman of the board and where the board appoints a lead director from its independent directors. Our board believes this structure provides an efficient and effective leadership model for the company. Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. A single chairman and chief executive officer provides strong and consistent leadership for the company, without risking overlap or conflict of roles.
At the same time, to assure effective independent oversight, the board has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined lead director role (see below for a full description of the role);

•	executive sessions of the independent directors after substantially all board meetings chaired by the lead director; and

•	annual performance evaluations of the chairman and chief executive officer by the independent directors, led by the compensation committee of our board.
Elizabeth Wyatt has served as our lead director since her appointment in September 2012. As the lead director, Ms. Wyatt is responsible for:

•	chairing any meeting of the independent directors in executive session;

•	working with the chairman of the board in preparation of the agenda for each meeting of the board of directors and in determining the need for special meetings of our board of directors;

•	consulting with the chairman of the board and chief executive officer on matters relating to corporate governance and board performance;

•	facilitating communications between other members of our board of directors and our chairman of the board and chief executive officer; and

•	meeting with any director who is not adequately performing his or her duties as a member of our board of directors or any committee.
Under our corporate governance guidelines, our board of directors is obligated to review this appointment annually.

Board Committees
Our board of directors has a standing audit committee, compensation committee and nominating and corporate governance committee. The members of these committees are as follows:

Audit	Compensation	Nominating and Corporate Governance
Robert J. Hugin (Chair)	Elizabeth H.S. Wyatt (Chair)	Robert G. Savage (Chair)*
John C. Kelly	William W. Crouse	William W. Crouse
Hiroaki Shigeta	Armin M. Kessler	Hiroaki Shigeta
	Robert G. Savage**	Melvin K. Spigelman

*	Mr. Savage was appointed as chair of the nominating and corporate governance committee as of January 1, 2013.

**	Mr. Savage will no longer be a member of the compensation committee as of May 29, 2014.

Each of the audit committee, compensation committee and nominating and corporate governance committee operates under a charter and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, the compensation committee, and the nominating and corporate governance committee is posted on the corporate governance section of "Investors" on our website, www.themedicinescompany.com.
Audit Committee
Our audit committee's responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our risk management policies;

•
establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report (which is included elsewhere in this proxy statement) required by the SEC.
Our board of directors has determined that all of the audit committee members are independent as defined under the NASDAQ rules, including the independence requirements contemplated by Rule 10A-3 under the Exchange Act.
Our board of directors has also determined that each of Robert J. Hugin, John C. Kelly and Hiroaki Shigeta qualifies as an audit committee financial expert. In deciding whether members of our audit committee qualify as financial experts within the meaning of the SEC regulations and the listing standards of the NASDAQ rules, our board considered the nature and scope of experiences and responsibilities members of our audit committee have previously had with reporting companies. Each member of our audit committee, is an independent director as defined under the NASDAQ rules, including the independence requirements contemplated by Rule 10A-3 under the Exchange Act.
The audit committee met eight times during 2013, including regular, special and telephonic meetings.
Compensation Committee
Our compensation committee's responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and our other executive officers;

•	overseeing the evaluations of our senior executives;

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our chief executive officer and other executive officers;

•	reviewing and making recommendations to the board relating to management succession planning;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to the board with respect to director compensation.
The compensation committee may form, and delegate authority to, one or more subcommittees as it deems appropriate from time to time under the circumstances. The compensation committee is directly responsible for the appointment and oversight of any compensation consultants and other advisors it retains.
The compensation committee met ten times during 2013, including regular, special and telephonic meetings.
Information concerning the compensation committee's processes and procedures regarding director compensation is set forth under "Compensation of Directors" in this proxy statement. Information concerning the compensation committee's processes and procedures regarding compensation for our named executive officers is set forth under "Compensation Discussion and Analysis" in this proxy statement.
Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to our 2013 plan, and to interpret the provisions of the 2013 plan. Pursuant to the terms of the 2013 plan, our board of directors has delegated its authority under the

2013 plan to its compensation committee. Accordingly, the compensation committee administers the 2013 plan, including granting options and other awards under the 2013 plan. The compensation committee generally selects the recipients of awards under the 2013 plan and, subject to the terms of the 2013 plan, determines:

•	the number of shares of common stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of options (which, in accordance with the 2013 plan, may not be less than 100% of the fair market value of our common stock on the date of grant);

•	the duration of options (which, in accordance with the 2013 plan, may not be longer than 10 years); and

•
the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including issue price, conditions for repurchase and repurchase price.

Role of the Compensation Consultant
Our compensation committee has retained Radford, an Aon Hewitt Consulting Company, as its independent compensation consultant. Radford reports directly to the compensation committee and does not provide any other services to us. The compensation committee generally relies on Radford to provide it with comparison group benchmarking data and information as to market practices and trends. Radford does not make specific base salary and/or short- and long-term incentive award recommendations, although it does provide award ranges for the compensation committee to consider. In 2013, the consulting services provided by Radford also included providing advice to the compensation committee in connection with the amendments to our 2013 plan.
Representatives of Radford attend compensation committee meetings upon request of the committee chair as well as preparatory meetings as necessary. Radford attends executive sessions of the compensation committee as requested. Radford interacts directly with members of our management only on matters under the committee's oversight and with the knowledge and permission of the committee chairperson.
In April 2013, our compensation committee considered the relationships that Radford has with us, the members of our compensation committee and our executive officers, as well as the policies that Radford has in place to maintain its independence and objectivity. Based on the committee's evaluation, as well as the consideration by our executive officers of the policies that Radford has in place to maintain its independence and objectivity, the compensation committee has determined that Radford's work for the compensation committee has not raised any conflicts of interest.
Compensation Risk Assessment
We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive or inappropriate risk-taking. Key features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short- and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, compensation is not linked to just corporate goals, as corporate performance metrics determine 60% of an individual's payout and 40% is based on such person's individual goals that are set by the individual's manager. Our corporate targets are applicable to our executives and employees alike, regardless of business unit. We believe this encourages consistent behavior across the organization, rather than establishing different performance metrics depending on a person's position in the company or their business unit. The mix of equity award instruments used under our long-term incentive program includes full value awards (as defined in the equity plan as any award of restricted stock or other stock unit with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant), which also mitigate risk. Finally, the multi-year vesting of our equity awards properly account for the time horizon of risk.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee's responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated by the board for election as directors at the annual meeting of stockholders;

•	recommending to the board the directors to serve on the board committees and as lead director;

•	overseeing the evaluation of the board of directors; and

•	developing corporate governance guidelines and principles.
Our board of directors has adopted a series of corporate governance guidelines to assist the board in the exercise of its duties and responsibilities, which is posted on the corporate governance section of "Investors" on our website, www.themedicinescompany.com.
The nominating and corporate governance committee met three times in 2013, including regular, special and telephonic meetings.

Director Candidates and Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

The nominating and corporate governance committee evaluates director candidates based upon a number of criteria as set forth in our corporate governance guidelines, including:

•	reputation for integrity, honesty and high ethical standards;

•
demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process;

•	commitment to understanding our business and our industry;

•	adequate time to attend and participate in meetings of the board of directors and its committees;

•
ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders;

•
demonstrated experience or skill set in particular management disciplines that complements, in the opinion of the members of the nominating and corporate governance committee, the existing members of the board of directors to provide a desirable balance; and

•	such other attributes, including independence, that satisfy requirements imposed by the SEC and The NASDAQ Stock Market.
Our corporate governance guidelines also provide that candidates should not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law and that our nominating and corporate governance committee should consider the value of diversity of the board of directors when evaluating particular candidates. The committee has not adopted any formal or informal diversity policy and treats diversity as one of the criteria to be considered by the committee. The nominating and corporate governance committee does not assign specific weights to particular criteria that the committee reviews and no particular criterion is a prerequisite for the consideration of any prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite and diverse mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

Policy Regarding Holdover Directors
As a condition to being nominated by the board for re-election as a director, our corporate governance guidelines require each incumbent nominee for director to deliver to the board an irrevocable resignation that will become effective if (1) in the case of an uncontested election, the votes cast “for” such nominee's election do not exceed the votes cast “against” such nominee's election (with “abstentions” and “broker non-votes” not counted as a vote “for” or “against” such nominee's election), which we refer to as the required vote, and (2) the board determines to accept such resignation in accordance with the corporate governance guidelines. An incumbent director who does not receive the required vote in an uncontested election will continue to serve as a director while the nominating and corporate governance committee (or group of other independent, disinterested directors in certain circumstances) and the board decide whether to accept or reject his or her resignation.
If any incumbent director in an uncontested election does not receive the required vote, the nominating and corporate governance committee and the board shall follow the following procedures in deciding whether or not to accept the nominee's resignation, all of which procedures will be completed within 90 days following the certification of the stockholder vote from such meeting:

•
The nominating and corporate governance committee will recommend to the board the action to be taken with respect to such resignation (which can range from accepting the resignation, to maintaining the director but addressing what the committee believes to be the underlying cause of the against votes, to resolving that the director will not be re-nominated in the future for election, to rejecting the resignation). In reaching its recommendation, the nominating and corporate governance committee will consider all factors it deems relevant, which may include: any stated reasons why stockholders voted against such director, any alternatives for curing the underlying cause of the votes against such director, the total number of shares voting, how such shares were voted, the number of broker non-votes, the director's tenure, the director's qualifications, the criteria for nomination as a director set forth the corporate governance guidelines, the director's past and expected future contributions to us and the overall composition of the board, including whether accepting the resignation would cause the company to fail to meet any applicable SEC or NASDAQ Stock Market requirement.

•
The board will act on the nominating and corporate governance committee's recommendation and in doing so, will consider all of the factors considered by the committee and such additional factors as it deems relevant.

•	Following the board's determination, we will promptly publicly disclose the board's decision regarding the resignation and if such resignation is rejected, the rationale behind the decision.

If the board accepts a nominee's resignation, then it may fill the resulting vacancy or may decrease the size of the board pursuant to our by-laws.

Stockholder Nominees
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be forwarded to the nominating and corporate governance committee in writing at our principal executive offices at 8 Sylvan Way, Parsippany, New Jersey 07054 Attention: Stephen M. Rodin, Secretary and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.
Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board, by following the procedures set forth under "Information About The Annual Meeting—How and when may I submit a proposal for the 2015 annual meeting?" in this proxy statement. Under our by-laws, to directly nominate director candidates, stockholders must provide notice to our Secretary with the following information:

•
all information relating to such candidate that is required to be disclosed pursuant to Regulation 14A of the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected;

•	any information reasonably necessary to determine whether the candidate is qualified to serve on our audit committee;

•	the number of shares of our stock beneficially owned by such candidate, if any; and

•	as to the stockholder proposing the candidate:

◦	such stockholder's name and address;

◦	the number of shares of our common stock beneficially owned by such stockholder; and

◦	a description of all arrangements and understandings between each stockholder and the candidate and any other person relating to the proposal to nominate the candidate.
The details of this notice requirement are included in our by-laws, which are available through our public filings on our website or on the SEC's website. Candidates nominated by stockholders in accordance with the procedures set forth in our by-laws to nominate a director directly will not be included in our proxy card for the next annual meeting.

Board Risk Oversight
Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The board believes that full and open communication between management and the board of directors are essential for effective risk management and oversight. Our lead director meets regularly with our chief executive officer and other senior officers to discuss strategy and risks facing the company. Members of senior management attend the quarterly board meetings and are available to address any questions or concerns raised by the board on risk management-related and any other matters. Each quarter, the board of directors receives presentations from senior management on strategic matters involving our operations. The board holds in person, two day strategic planning sessions three times every year with senior management to discuss strategies, key challenges, and risks and opportunities for the company.
While the board is ultimately responsible for risk oversight at our company, our three standing board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting and internal controls. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure for our directors and executive officers, and corporate governance.

Code of Conduct and Ethics
In February 2014, our board adopted a revised written global code of conduct and ethics applicable to all of our directors and employees, including our principal executive officer and our principal financial officer. The revised global code of conduct and ethics, with a summary of the revisions, is available on the corporate governance section of "Investors" on our website, www.themedicinescompany.com.
Any waiver of the global code of conduct and ethics for directors or executive officers, or any amendment to the code that applies to directors or executive officers, may only be made by the board of directors. We intend to file a Form 8-K or post on our website, at the address and location specified above, all disclosures that are required by law or the applicable NASDAQ rules concerning an amendment to, or waiver from, a provision of the global code of conduct and ethics. To date, no such waivers have been requested or granted.

Stockholder Communications with the Board of Directors
Any stockholder may contact the board of directors or a specified individual director by writing to the attention of the board of directors or a specified individual director and sending such communication to our principal executive offices at 8 Sylvan Way, Parsippany, New Jersey 07054 Attention: Stephen M. Rodin, Secretary. Each communication from a stockholder should include the following information in order to permit stockholder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	the name, mailing address and telephone number of the stockholder sending the communication;

•	the number of shares held by the stockholder; and

•	if the stockholder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the stockholder.
Our Secretary will forward all appropriate communications to the board of directors or individual members of the board of directors as specified in the communication.

Director Attendance at the Annual Meeting
As set forth in our corporate governance guidelines, directors are expected to attend the annual meeting of stockholders. All of our ten directors attended the annual meeting of stockholders in 2013.

Compensation of Directors
Compensation Program
Every two years, our compensation committee reviews and makes recommendations to the board regarding the level of compensation of our non-employee directors. To determine the appropriate level of compensation for our non-employee directors, our compensation committee has historically obtained data from a number of different sources including:

•	publicly available data describing director compensation in peer companies; and

•	information obtained directly from other companies.
Our compensation program for non-employee directors consists of a cash component and an equity component. The equity component includes stock option grant awards and restricted stock awards. The compensation committee designs the cash component by considering as a target the 50th percentile of cash compensation paid to directors at companies included in the data from the compensation committee's consultant, Radford, and the board's equity compensation to be at a value at or near the 75th percentile of the value of equity compensation paid to directors at companies included in the data from Radford. Each of these components is shown in the table below. We do not pay directors who are also our employees any additional compensation for serving on our board.
In May 2011, our board established stock ownership guidelines for our independent directors to help ensure that they each maintain an equity stake in the company, and by doing so, appropriately link their interests with those of our other stockholders. These stock ownership guidelines provide that within a five-year period from the later of May 2011 or the director's appointment or initial election, a director should attain and hold shares of our stock (not including unexercised stock options) of no less than three times the director's annual retainer. All of our directors are currently in compliance with our stock ownership guidelines.
Cash Compensation
The following table describes the cash compensation for each non-employee director under our compensation program. The cash compensation is payable on a quarterly basis.

Type of Fee	Compensation Program
Annual retainer for board members	$55,000
Additional annual retainer for lead director	$10,000
Compensation for each board meeting attended in a year in excess of ten meetings	$3,000
Additional annual retainer for committee members:
Audit committee chair	$25,000
Other audit committee members	$12,500
Compensation committee chair	$20,000
Other compensation committee members	$10,000
Nominating and corporate governance committee chair	$15,000
Other nominating and corporate governance committee members	$7,500
Compensation for each committee meeting attended in a year in excess of ten meetings, per committee	$1,500

For the purposes of the board compensation policy, to determine whether a board member or committee member attended in excess of ten meetings during the year, the number of meetings attended in person and by telephone are aggregated. In addition, directors are reimbursed for travel and out-of-pocket expenses in connection with their attendance at board meetings.
Equity Compensation
Each non-employee director is eligible to receive stock options and shares of restricted stock under our 2013 plan. The table below describes the initial and annual equity compensation for each non-employee director and the additional equity compensation to our lead director under our compensation program:

Type of Grant	Equity Awards	Grant Date	Vesting Schedule
Initial equity grant	$320,000 value of options	The date the director is initially elected to the board	Stock options vest in one installment 36 months after the grant date
Annual equity grant	$255,000 equity value split equally between stock options and restricted shares(1)	The date of the annual meeting of stockholders	Stock options and restricted stock vest in one installment 12 months after the grant date
Additional annual equity grant to our lead director	Option to purchase 5,000 shares of common stock	The date of the annual meeting of stockholders	Stock options vest in one installment 12 months after the grant date

(1)	When splitting the equity value between stock options and restricted shares, restricted shares are valued at 2.5 times the value of a share underlying a stock option.

These options have an exercise price equal to the closing price of our common stock on The NASDAQ Global Select Market on the date of grant and have a ten-year term. If a director ceases to be a director, all vested options will be exercisable at any time prior to the first anniversary of the date the director ceases to be a director or for the remaining term of the option, if less, and all unvested options will be forfeited.
The following table shows the compensation for fiscal year 2013 for each non-employee director who served as a director during 2013.
2013 Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)		All Other Compensation($)		Total ($)
William W. Crouse	$78,500	(3)	$127,517	$139,572		$—		$345,589
Robert J. Hugin	$83,125	(4)	$127,517	$139,572		$—		$350,214
John C. Kelly	$76,500	(5)	$127,517	$139,572		$—		$343,589
Armin M. Kessler	$78,500	(6)	$127,517	$139,572		$—		$345,589
Robert G. Savage	$88,625	(7)	$127,517	$139,572		$80,938	(12)	$436,652
Hiroaki Shigeta	$78,000	(8)	$127,517	$139,572		$—		$345,089
Melvin K. Spigelman	$69,250	(9)	$127,517	$139,572		$—		$336,339
Elizabeth H.S. Wyatt	$101,000	(10)	$127,517	$211,052	(11)	$—		$439,569

(1)
These amounts represent the aggregate grant date fair value of restricted stock granted by us during 2013, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please see Note 2 to our notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 3, 2014. The per share grant date fair value of the award granted to each non-employee director on the date of our 2013 annual meeting of stockholders was $33.13. At December 31, 2013, each of our non-employee directors held 3,849 shares of unvested restricted stock.

(2)
These amounts represent the grant date fair value of stock options granted by us during 2013, determined in accordance with FASB ASC Topic 718. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please see Note 2 to our notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 3, 2014. The grant date fair value of the award granted to each non-employee director on the date of our 2013 annual meeting of stockholders was $14.30. At December 31, 2013, the total number of shares subject to options held by each of our non-employee directors was: Mr. Crouse, 85,298; Mr. Hugin, 97,798; Mr. Kelly, 47,250; Mr. Kessler, 97,798; Mr. Savage, 115,812; Mr. Shigeta, 20,000; Dr. Spigelman, 90,298 and Ms. Wyatt, 105,298.

(3)
Mr. Crouse is a member of the nominating and corporate governance committee and the compensation committee. During 2013, Mr. Crouse received $78,500 in board, nominating and corporate governance committee and compensation committee retainers.

(4)	Mr. Hugin is the chair of the audit committee. During 2013, Mr. Hugin received $83,125 in board and audit committee chair retainers.

(5)	Mr. Kelly is a member of the audit committee. During 2013, Mr. Kelly received $76,500 in board and audit committee retainers.

(6)	Mr. Kessler is a member of the compensation committee. During 2013, Mr. Kessler received $78,500 in board and compensation committee retainers.

(7)
Mr. Savage is the chair of the nominating and corporate governance committee and a member of the compensation committee. During 2013, Mr. Savage received $88,625 in board, nominating and corporate governance committee chair and compensation committee retainers.

(8)
Mr. Shigeta is a member of the nominating and corporate governance committee and the audit committee. During 2013, Mr. Shigeta received $78,000 in board and nominating and corporate governance committee and audit committee retainers.

(9)	Dr. Spigelman is a member of the nominating and corporate governance committee. During 2013, Dr. Spigelman received $69,250 in board and nominating and corporate governance committee retainers.

(10)	Ms. Wyatt is our lead director and the chair of the compensation committee. During 2013, Ms. Wyatt received $101,000 in board and compensation committee chair retainers.

(11)
As the lead director in May 2013, Ms. Wyatt was awarded an annual additional stock option award of 5,000 shares of our common stock on the date of our 2013 annual meeting of stockholders. The grant date fair value of this award to Ms. Wyatt was $71,480.

(12)
Mr. Savage is a party to a consulting agreement with us under which he agreed to provide consulting and advisory services, including assisting with a human strategy and talent management initiatives. During the term of the consulting agreement, as amended, Mr. Savage is entitled to receive consulting fees of $500.00 per hour, up to a maximum of $120,000 per year. The term of the consulting agreement covers services rendered between July 6, 2013 and July 6, 2014, and is subject to renewal for successive periods upon further agreement of the parties. Either party may terminate the consulting agreement at any time upon 30-days written notice.

As noted above, neither of our employee directors received additional compensation for services as a director.

Certain Related-Party Transactions
In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving the terms and conditions of all related party transactions.

Our board of directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related party transactions.
In accordance with our audit committee charter, members of the audit committee, all of whom are independent directors, review and approve all related party transactions for which approval is required under applicable laws or regulations, including SEC rules and regulations and the NASDAQ rules. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which we are a participant and the amount involved exceeds $120,000, and in which any of the following persons has or will have a direct or indirect interest:

•	our executive officers, directors or director nominees;

•	any person who is known to be the beneficial owner of more than 5% of our common stock;

•
any person who is an immediate family member, as defined under Item 404 of Regulation S-K, of any of our executive officers, directors or director nominees or beneficial owners of more than 5% of our common stock; or

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

In addition, the audit committee reviews and investigates any matters pertaining to the integrity of management, including conflicts of interest and adherence to our code of business conduct and ethics. Under our code of business conduct and ethics, our directors, officers and employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.

Compensation Committee Interlocks and Insider Participation
During 2013, our compensation committee consisted of Elizabeth H.S. Wyatt, Armin M. Kessler, Robert G. Savage and William W. Crouse, none of whom was a current or former officer or employee of our company and none of whom had any related person transaction involving us required to be reported under Item 404(a) of Regulation S-K.

None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the compensation committee.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Compensation Discussion and Analysis
Executive Summary
Our compensation program is designed to attract, retain and motivate executive talent, promote the achievement of key strategic and financial performance measures and align executives' incentives with our corporate strategies and business objectives and the creation of long-term stockholder value. The main components of our program are base salary; annual cash bonus; equity awards (consisting of stock option and restricted stock awards); health and life insurance and other employee benefits; and severance and change-of-control benefits.
2013 Performance
Our compensation program emphasizes pay-for-performance and is designed to link the pay of our executive officers to our overall financial and operational performance and our executive officers' contribution to stockholder value. In 2013, we executed on our strategic plan and delivered strong financial performance. We believe that our executive officers were instrumental in achieving this performance.
Financial: We achieved a record $687.8 million of sales in 2013, which represented a 23.1% increase over our sales in 2012. Our commercial success allowed us to generate net income from operations of $13.1 million.
Strategic Plan: With respect to our strategic plan, in 2013 we continued the advancement in the development of our product candidates, particularly, cangrelor, oritavancin and Fibrocaps™, and created value for our stockholders through strategic licensing transactions and acquisitions.

•
Cangrelor development. In July 2013, the U.S Food and Drug Administration, or FDA, accepted for filing the New Drug Application, or NDA, that we had submitted for cangrelor in the United States. In December 2013, the European Medicines Agency, or EMA, accepted for review the Marketing Authorization Application, or MAA, for cangrelor that we had submitted in the European Union.

•
Oritavancin development. In February 2014, the FDA accepted for filing the NDA for oritavancin that we had submitted in the United States in 2013, with priority review. In February 2014, the EMA accepted for review the MAA for oritavancin that we had submitted in the European Union.

•
Fibrocaps development. In November 2013, the EMA accepted for review the MAA that we had submitted for Fibrocaps in the European Union. In April 2014, the FDA accepted for review the biologics license application that we submitted in the United States for Fibrocaps in the first quarter of 2014.

•
Alnylam Collaboration. In February 2013, we entered into a license and collaboration agreement with Alnylam Pharmaceuticals, Inc., or Alnylam, for the development and commercialization of Alnylam's ALN-PCS RNAi therapeutics targeting the proprotein convertase subtilisin/ kexin type 9 gene for the treatment of hypercholesterolemia and other human diseases.

•
ProFibrix B.V. In August 2013, we acquired ProFibrix B.V., or ProFibrix, and its lead product candidate, Fibrocaps, a dry powder topical formulation of fibrogen and thrombin being developed for use as an aid to stop mild to moderate bleeding during surgery.

•
Rempex Pharmaceuticals, Inc. In December 2013, we acquired Rempex Pharmaceuticals, Inc., or Rempex, a company focused on the discovery and development of new antibacterial drugs to meet the growing clinical need created by multi-drug resistant gram-negative bacterial pathogens. As a result of the transaction, we acquired Rempex's marketed product, Minocin IV, a broad-spectrum tetracycline antibiotic, and Rempex’s portfolio of product candidates, including RPX-602, a proprietary reformulation of Minocin IV, Carbavance, an antibiotic agent that combines RPX-7009, a proprietary, novel beta-lactamase inhibitor, with a marketed carbapenem antibiotic, and Rempex’s other product candidates.

Program Highlights:

•
Performance Focus.   We have designed our executive compensation program to have substantial elements that are performance-based. Our cash bonus plan is tied to corporate strategic and financial goals, as well as individual performance. The plan is broad-based and applies to all employees and executives.

•
Long-Term Equity Incentives.   Every year we grant equity awards broadly among our employee population to encourage an ownership culture and align management and our employees with our stockholders' interests. We use a mix of stock options and restricted stock. Our equity awards have multi-year vesting periods designed to encourage our employees and executives to focus on the long-term performance of our stock price. Our options generally vest over four years and our restricted stock generally vests on the fourth anniversary of the date of grant.

•
Pay Practices.   We do not use many common pay practices often considered to be unfriendly to stockholders. For example, we limit the perquisites that we make available to our named executive officers, who, generally, are not entitled to any benefits that are not otherwise available to all of our employees. We do not have excess parachute payment tax gross-up provisions in any executive compensation arrangements, including our arrangements with our chief executive officer. Our executive officers may receive a maximum of 150% of target for payouts under our cash bonus plan.

•
Risk Assessment.   Our compensation committee has reviewed our incentive compensation programs and discussed the concept of risk as it relates to our compensation program. We believe that the key features of our programs reflect sound risk management practices and that we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk taking.

•
Compensation Governance.   Our insider trading policy expressly bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our stock and prohibits the purchase of our securities on margin, the borrowing against our securities held in a margin account and the pledge of our securities as collateral for a loan, except in circumstances where the person that wishes to pledge our securities as collateral for a loan clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities and receiving the approval of our chief financial officer or general counsel.

The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves all compensation decisions relating to our senior executives, including our named executive officers. The compensation committee also reviews and approves annually salary, bonus and equity pools in the aggregate for employees below the senior executive level.
Consideration of 2013 Say-on-Pay Vote Results
In May 2013, our board reviewed the results of our 2013 “say-on-pay” vote in which 98% of the shares present or represented and voting on the matter were voted in favor of the advisory vote on our executive compensation program. After taking into consideration the strong support for our executive compensation program reflected in the say-on-pay vote results, the compensation committee decided to continue to apply the same philosophy, compensation objectives and governing principles as it has used in past years when making subsequent decisions or adopting subsequent policies regarding named executive officer compensation. Our stockholders will next have an opportunity to vote on the frequency of such advisory votes on our named executive officer compensation at our annual meeting of stockholders in 2017.
Objectives and Philosophy of Our Executive Compensation Program
The primary objectives of our compensation committee with respect to executive compensation are to:

•	attract, retain and motivate the best possible executive talent;

•	ensure that executive compensation is aligned with our corporate strategies and business objectives;

•	promote the achievement of key strategic and financial performance measures by linking cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives' incentives with the creation of long-term stockholder value.

To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. Our executive compensation program consists of a base salary, an annual cash incentive and a long-term equity compensation component, such as stock options and restricted stock grants that vest over time. Base salaries are intended to establish the minimum or base-line competitive compensation level that sits beneath the variable compensation components. Through our cash bonus program, our executive compensation program ties a substantial portion of each executive's overall compensation to key strategic goals, such as clinical trial progress and business development transactions, and our financial and operational performance as measured by metrics such as net revenue growth rate, profitability, level of operating expenses and increased market presence. Integrating these goals into our cash incentive program allows us to promote specific initiatives by directly linking success in these targeted goals with individuals' awards. In addition, we believe that the long-term compensation component of our executive compensation program helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.
The compensation committee retains the consulting firm Radford, an AON Hewitt company, to advise the committee in connection with the committee's determination of the appropriate peer group of companies against which it should compare its compensation practices, and the evaluation of base salaries, percentage bonus targets and equity awards for our named executive officers. As part of this process, during the compensation committee's review of executive compensation, Radford provided the compensation committee with tally sheets presenting each component of compensation received for reference in considering the total compensation package of each named executive officer. The compensation committee also consults with our chief executive officer and our president and chief financial officer in determining compensation packages of our other named executive officers. However, neither our chief executive officer nor our president and chief financial officer is present when committee decisions are made regarding such officer's individual compensation.
As part of its engagement, Radford identifies a peer group of publicly traded companies that it believes have business life cycles, revenues, market capitalizations, products, research and development investment levels, and number and capabilities of employees that are roughly comparable to ours and against which it believes we compete for executive talent. In particular, the peer group selection criteria used by Radford in selecting the 2013 peer group consisted of companies that most closely met the following primary criteria:

•	industry focus, with targeted companies operating in the biotech and pharmaceutical industry;

•	complexity, defined by revenue, targeted from approximately 1/3x to approximately 3x of our projected revenue at the time of the committee's evaluation; and

•	market capitalization targeted from approximately 1/3x to approximately 3x of our market value at the time of the committee's evaluation.
In addition, when selecting the 2013 peer group, the compensation committee considered employee headcount as a secondary peer group selection criterion, targeting biotech and pharmaceutical companies from approximately 1/3x to 3x our projected fiscal year 2013 headcount.
The compensation committee, in conjunction with senior management, reviews the peer group presented by Radford to determine whether any adjustments to the composition of the group are needed, including evaluating historical and potential peer companies that fall outside one of the selection criteria, but are otherwise aligned with the selection criteria. As a result, our peer group may change from year-to-year. After the final determination of the peer group by the committee, Radford analyzes the executive compensation programs of these companies, together with Radford’s Global Life Sciences Survey and the SIRS Executive Compensation Survey, and provides the committee with executive compensation data. We refer to the blend of the peer group data and the Radford survey data for each year as the market compensation data.
Radford provided the committee with survey data from the companies included below as the 2013 peer group. In September 2013, the compensation committee, working with Radford and our senior management, adjusted the composition of the peer group by removing five companies that no longer fit our peer group profile and adding two companies, Akorn, Inc. and Theravance Inc., which fit our peer group profile. Specifically, the committee removed Amylin Pharmaceuticals, Inc. and Regeneron Pharmaceuticals Inc. because they no longer matched the selection criteria for our peer group and removed BioMarin Pharmaceuticals Inc., Human Genome Sciences, Inc. and Medicis Pharmaceuticals Corporation because they were acquired in 2013. We refer to the companies that remain in, or were added to, the 2013 peer group as the 2014 peer group. The 2013 and 2014 peer groups are listed below.

2013 Peer Group	2014 Peer Group
• Acorda Therapeutics, Inc.	• Acorda Therapeutics, Inc.
• Alkermes, Inc.	• Akorn, Inc.**
• Amylin Pharmaceuticals, Inc.*	• Alkermes, Inc.
• Auxilium Pharmaceuticals, Inc.	• Auxilium Pharmaceuticals, Inc
• BioMarin Pharmaceuticals Inc.*	• Cubist Pharmaceuticals, Inc.
• Cubist Pharmaceuticals, Inc.	• Emergent BioSolutions, Inc.
• Emergent BioSolutions, Inc.	• Incyte Corporation
• Human Genome Sciences, Inc.*	• Jazz Pharmaceuticals plc
• Incyte Corporation	• Myriad Genetics, Inc.
• Jazz Pharmaceuticals plc	• Nektar Therapeutics
• Medicis Pharmaceuticals Corporation*	• Onyx Pharmaceuticals
• Nektar Therapeutics	• Salix Pharmaceuticals, Inc.
• Onyx Pharmaceuticals***	• Seattle Genetics, Inc.
• Regeneron Pharmaceuticals Inc.*	• Theravance Inc.**
• Salix Pharmaceuticals, Inc.	• United Therapeutics Corporation
• Seattle Genetics, Inc.	• ViroPharma Incorporated
• United Therapeutics Corporation
• ViroPharma Incorporated

*	Indicates a company removed from the peer group

**	Indicates a company added to the peer group

***
Onyx Pharmaceuticals was acquired in 2013. Relevant compensation data was used by the committee for determining equity awards for 2013 performance and the committee will evaluate the company's inclusion in the peer group going forward.

We compete with many other companies for executive personnel. Accordingly, the compensation committee generally targets base salary and target total cash compensation, including base salary and target bonus, for executives at the 50th percentile of compensation paid to similarly situated executives based on the market compensation data. In September 2013, the compensation committee decided to target equity compensation for executives at the 50th percentile of equity compensation paid to similarly situated executives based on the market compensation data. Prior to September 2013, the compensation committee targeted equity compensation for executives at the 75th percentile of equity compensation paid to similarly situated executives based on the market compensation data. The committee may vary these general targets with respect to executives based on the job responsibilities, experience and performance levels of the individuals and overall company performance.
Components of our Executive Compensation Program
The primary elements of our executive compensation program are:
•base salary;
•annual cash bonus;
•stock option and restricted stock awards;
•health and life insurance, and other employee benefits; and
•severance and change-of-control benefits.
We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, after reviewing information provided by Radford, determines what it believes to be the appropriate level and mix of the various compensation components within the targeted percentiles for overall cash and equity compensation.
Base Salary
The committee uses base salary to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Base salaries of our named executive officers are reviewed at least annually by the compensation committee. The committee, after consulting with Radford and certain members of our senior management, determines a baseline merit increase percentage for all employees. This baseline percentage is then adjusted for each named executive officer during the committee's review of such named executive officer's salary based on the executive's success in meeting or exceeding individual performance objectives, promoting our core values and demonstrating leadership abilities. In addition, adjustments are considered from time-to-time to realign salaries with market levels competitive with the 50th percentile of base salaries offered for positions comparable to those held by our named executive officers, as adjusted to reflect individual responsibilities, performance and experience, based on the market compensation data. The compensation committee will also adjust base salaries as warranted throughout the year for promotions, changes in market compensation that it may become aware of or other changes in the scope or breadth of an executive's role or responsibilities. For 2013, the committee established the baseline merit increase percentage at 3%.

In February 2013, the compensation committee established 2013 base salaries for our named executive officers. In establishing base salaries for 2013, the compensation committee considered the 2013 market compensation data of base salaries, the level of each executive's responsibility and each executive's past performance and experience. The compensation committee surveyed the data provided by Radford, the independent compensation consultant retained by the compensation committee and aimed to provide a base salary for each executive generally comparable to the base salary of executives in the 50th percentile of 2013 market compensation data. The committee also considered the executive's responsibilities at the company, experience and performance in 2012.
The following table presents each named executive officer's 2012 and 2013 base salary, the percentage increase in base salary from 2012 to 2013 and each named executive officer's 2013 base salary variance from the 50th percentile of the 2013 market compensation data:

Named Executive Officer	2012 Salary	2013 Salary	Percent Increase from 2012 to 2013	2013 Salary Variance from the 50th Percentile of 2013 Market Compensation Data
Clive A. Meanwell Chief Executive Officer	$748,370	$793,272	5.7%	-7%
Glenn P. Sblendorio President and Chief Financial Officer	$547,400	$569,296	3.9%	+8%
Paul M. Antinori Former Senior Vice President and General Counsel(1)	$419,460	$427,849	2%	-2%
William B. O'Connor Senior Vice President, Chief Accounting Officer	$323,010	$375,000	13.9%	+11%

(1)    Mr. Antinori served as our senior vice president and general counsel until March 2014 and currently serves as our senior vice president, global government affairs and business development.

In establishing Dr. Meanwell's 2013 base salary, the compensation committee recognized Dr. Meanwell's leadership in the planning, oversight and direction of our competitive, human and financial strategy in 2012. In particular, the committee recognized our overall operating performance, including our increased net revenue growth rate of Angiomax, the progression of our product portfolio, in particular our Phase 3 product candidates cangrelor and oritavancin, and our improved communication with our institutional investors. As a result, the committee established Dr. Meanwell’s annual base salary for 2013 at $793,272, which represented a 5.7% increase for merit reasons.
In establishing Mr. Sblendorio's 2013 base salary, the compensation committee recognized Mr. Sblendorio's contributions in the planning, oversight and direction of our competitive, human and financial strategy in 2012. In particular, the compensation committee recognized Mr. Sblendorio for his leading of strategic projects, including the Angiomax patents litigations and settlements and our manufacturing and logistics initiatives, leading business development projects, including our acquisition of the right to sell, distribute and market Recothrom under a master transaction agreement with Bristol-Myers Squibb Company and our acquisition of Incline Therapeutics, Inc., or Incline, and our convertible note offering in June 2012, his effective management of resources and his work with Dr. Meanwell to improve our relationships with institutional investors. As a result, the committee established Mr. Sblendorio's annual base salary for 2013 at $569,296, which reflected a 3.9% increase for merit reasons.
The compensation committee noted Mr. Antinori's efforts in 2012 related to the litigations related to certain Angiomax patents, including the settlement of one litigation matter, and business development projects, including the Recothrom transaction, as well as management of our ongoing legal affairs. As a result, the committee established his annual base salary for 2013 at $427,849, which represented a 2.0% increase for merit reasons.
The compensation committee recognized Mr. O'Connor's contributions in 2012 in improving our financial reporting systems and management of the finance and information technology departments. The compensation committee also believed that Mr. O'Connor played an important role in a variety of strategic projects, including managing our 340B pricing program, reducing our expenses and our convertible note offering in June 2012, business development projects, including the Recothrom transaction, and in investor relations matters. As a result, the committee established Mr. O'Connor's annual base salary for 2013 at $375,000, which represented a 3.5% increase for merit reasons and a 10.4% increase in connection with his promotion from Vice President, Chief Accounting Officer to Senior Vice President, Chief Accounting Officer in February 2013.
Annual Cash Bonus Plan
We have an annual cash bonus plan that covers all of our employees, including our named executive officers. The annual cash bonus plan is intended to motivate our named executive officers to work toward the achievement of company strategic, operational and financial goals and individual performance objectives, and to reward our named executive officers when their efforts result in success for us. Bonus targets under the annual cash bonus plan are calculated as a percentage of the applicable named executive officer's base salary, with target percentiles corresponding to the position of the executive at the company. In February 2013, the committee evaluated the bonus target percentages for our named executive officers and determined to leave the bonus target percentages at 2012 levels for each named executive officer other than Mr. O'Connor. For 2013, Dr. Meanwell's bonus target percentage was 85% of his base salary, Mr. Sblendorio's bonus target percentage was 65% of his base salary and Mr. Antinori's bonus target percentage was 40% of his base salary. Mr. O'Connor's bonus target percentage was increased from 40% to 50% of his base salary for 2013 in connection with his promotion from Vice President, Chief Accounting Officer to Senior Vice President, Chief Accounting Officer in February 2013. In February 2014, the committee evaluated the bonus target percentages for our named executive officers for 2014 and determined to increase Dr. Meanwell's bonus target percentage to 100% of his base salary and to increase Mr. Sblendorio's bonus target percentage to 75% of his base salary. The committee determined to leave the bonus target percentages at 2013 levels for all other named executive officers.
The compensation committee approves corporate goals for each year and determines potential total bonus amounts based on both achievement of these goals and of individual performance goals. The corporate goals comprise 60% of the total cash bonus and the individual objectives comprise 40% of the total cash bonus, except for our chief executive officer, whose total bonus amount is based solely on the company's achievement of its corporate goals.
Corporate Goals
The corporate goals adopted by the compensation committee generally conform to the financial metrics contained in the internal business plan adopted by the board of directors relating to revenue, operating profit per employee and operating expenses, as well as to certain operational goals. The compensation committee works with the chief executive officer to develop corporate goals that they believe are challenging but can be reasonably achieved over the year.
In April 2013, the compensation committee recommended, and the board of directors approved, the corporate goals for 2013, including the weighting for each corporate goal. The corporate goals were collectively allocated a corporate goal value of 100 points, with the corporate goal award value for the “financial goals” collectively representing 45 points, the “competitive goals” collectively representing 35 points, the “human goals” collectively representing 10 points, a “quality goal” representing 5 points and a "communication" goal representing 5 points.
Under the plan, if we achieve the target performance level of each corporate goal, then the corporate goal award values credited would equal 100 out of a total target of 100 and the company bonus factor would be 100% of the 60% weighting toward the total bonus amount. If the total corporate goal award values credited equal 75 out of the target of 100 because we did not achieve certain of our targets, then the company bonus factor would be 75% of the 60% weighting toward the total bonus amount, and if the corporate goal award values credited equal 125 out of a target of 100 because we exceed certain of our targets, then the company bonus factor would be 125% of the 60% weighting toward the total bonus amount.
In setting the company bonus factor, the committee retains the discretion to give more or less credit for corporate goals and to give credit for our overall annual performance and our achievement of additional accomplishments during the fiscal year that were not contemplated by the approved corporate goals. In such event, the corporate goal award values for a specific goal may be adjusted and award values for additional achievements may be added to the total possible corporate goal award values. The company bonus factor may reflect the discretion of the committee.
Individual Objectives
Individual objectives are tied to the particular area of expertise of the named executive officer and his or her performance in attaining those objectives. Achievement of these objectives is measured relative to external forces, internal resources utilized and overall individual effort. Except with respect to our chief executive officer, individual objectives are based on a variety of factors, including the achievement of corporate goals. The individual performance objectives are determined by the executive officer to whom the named executive officer reports. In the case of our chief executive officer, our corporate goals serve as his individual objectives. For each individual objective, the named executive officers must accomplish at least 80% of such objective for that officer to receive credit for the achievement of that objective. The compensation committee reviews the individual objectives which the officer has been deemed to have achieved and the officer's performance beyond the objectives and, based on a subjective, qualitative analysis of the achieved objectives, the individual's efforts, the overall impact of such officer's performance on the performance of the company and such other relevant factors as the committee may determine, the committee determines an individual performance rating for the officer which ranges from 0% to 150% of the officer's individual target award.
Bonus Determinations
In February 2014, the compensation committee evaluated our 2013 actual performance against our 2013 corporate goals that were approved by the committee. The following table includes our 2013 corporate goals, the weighting for each goal set by the committee and the results percentage as determined by the committee and the resulting award value:

Corporate Goal	Weight	Result	Award Value
Financial	45%
Net Revenue - worldwide net revenue growth at or above 22% relative to 2012	20%	Met (105%)—we achieved a 23% net revenue growth rate for our products in 2013 relative to 2012	21
Net Operating Profit - net operating profit results at or above -31% or growth at or above 19% on an adjusted basis relative to 2012	10%	Exceeded (126%)—we achieved a 24% net operating profit growth rate, on an adjusted basis for our products in 2013 relative to 2012	13
Operating Expenses - achieve goal with operating expenses within 3% of budget	5%	Met (104%)—our operating expenses were less than 7% of budget	5
New Business Ventures - create at least $50 million of financial value from transactions that add assets to our product portfolio and/or improve cash flow	10%	Exceeded (300%)—we created greater than $50 million of financial value from transactions in 2013, which included our acquisitions of ProFibrix and Rempex and our collaboration with Alnylam	30
Competitive	35%
Phase 3 Clinical Trials - achieve significant Phase 3 product progression	20%	Met (105%)—cangrelor: NDA accepted for filing by the FDA and MAA accepted for filing by the EMA in 2013; oritavancin: our NDA submitted with the FDA and our MAA submitted with the EMA in 2013; and Fibrocaps: our MAA accepted for filing by the EMA in 2013	21
Phase 1-2 Clinical Trials - achieve significant Phase 1-2 product progression	10%	Met (100%)—we further progressed manufacturing development work of MDCO-216 and commenced a Phase 1 clinical trial of the product candidate in the first quarter of 2013	10
Market Reach - increase our global hospital reach	5%	Met (100%)—we increased our global hospital reach in 2013 relative to 2012	5
Human	10%
Employee Engagement - improve employee engagement metrics by 5% relative to 2012	5%	Partially met (40%)—we improved employee engagement metrics by 2% in 2013 relative to 2012	2
Operating Profit - an operating profit per employee of -42% or 0%, on an adjusted basis, relative to 2012	5%	Met (105%)—we achieved an operating profit per employee growth rate, on an adjusted basis, of 5% in 2013	5
Quality	5%
Policies and Compliance - to revise and adopt compliance policies and procedures across the organization and have no significant compliance issues in 2013	5%	Met (100%)—we did not have compliance issues in 2013, and we created and revised policies and procedures in 2013, as necessary	5
Communication	5%
Communication Plan - to execute our communication action plan fully	5%	Exceeds (150%)—we executed on our internal communication plan in 2013. In addition, we held a successful investor day in the fourth quarter of 2013 and initiated a corporate branding project	8
Total	100%		125

For the 2013 annual cash bonuses, the compensation committee calculated the bonuses for our named executive officers, except for our chief executive officer, by multiplying 60% of the dollar amount of each such officer's bonus target by the company bonus factor to derive the corporate portion of the officer's bonus. The individual component of the bonus was calculated by multiplying 40% of the dollar amount of each such officer's bonus target by such officer's individual performance rating, and the resulting dollar amount was added to the dollar amount allocated to the corporate goals. See the note to the table below for an example of the calculation.
Dr. Meanwell's 2013 salary was $793,272 and his bonus target was 85% of his salary, or $674,281. The compensation committee recognized Dr. Meanwell's leadership related to the planning, oversight and direction of our competitive, human and financial strategy in 2013. In particular, the committee recognized our overall operating performance, including our increased net revenue growth rate of Angiomax, the progression of our product portfolio, in particular our Phase 3 product candidates cangrelor, oritavancin and Fibrocaps, and our improved communication with our institutional investors, including our investor day meeting in October 2013. Dr. Meanwell's bonus is tied to the company's performance against our corporate goals, so the compensation committee awarded Dr. Meanwell a bonus of $842,851, which equaled 125% of his 2013 bonus target.
Mr. Sblendorio's 2013 salary was $569,296 and his bonus target was 65% of his salary, or $370,042. Following a discussion with Dr. Meanwell, the compensation committee recognized Mr. Sblendorio's contributions to the planning, oversight and direction of our competitive, human and financial strategy in 2013. In particular, the compensation committee recognized Mr. Sblendorio for his leading of strategic projects, including the Angiomax patents litigations, his leading of business development projects, including our acquisitions of ProFibrix and Rempex, and our collaboration with Alnylam and our follow-on public offering of common stock in August 2013, his effective management of resources and his work with Dr. Meanwell to improve our relationships with institutional investors. Overall, the compensation committee determined that Mr. Sblendorio "often exceeded" performance expectations on his individual performance goals and gave him an individual performance rating of 140%. The compensation committee awarded Mr. Sblendorio a bonus of $484,755. Mr. Sblendorio's bonus payment equaled 131% of his bonus target.
Mr. Antinori's 2013 salary was $427,849, and his bonus target was 40% of his salary, or $171,140. Following a discussion with Dr. Meanwell, the compensation committee recognized Mr. Antinori's efforts related to the litigations related to certain Angiomax patents, our arbitration against Eagle Pharmaceuticals and business development projects, including the ProFibrix and Rempex transactions, as well as management of our ongoing legal affairs. Overall, the compensation committee determined that Mr. Antinori "met" performance expectations on his individual performance goals and gave him an individual performance rating of 100%. The compensation committee awarded Mr. Antinori a bonus of $196,810, which equaled 115% of his bonus target.
Mr. O'Connor's 2013 salary was $375,000, and his bonus target was 50% of his salary, or $187,500. Following a discussion with Dr. Meanwell, the compensation committee recognized Mr. O'Connor's contributions in improving our financial reporting systems and management of the finance and information technology departments. The compensation committee also believed that Mr. O'Connor played an important role in a variety of strategic projects, including managing our 340B pricing program, reducing our expenses and our follow-on public offering of common stock in August 2013, business development projects, including the ProFibrix and Rempex transactions, and in investor relations matters. Overall, the compensation committee determined that Mr. O'Connor "often exceeded" performance expectations on his individual performance goals and gave him an individual performance rating of 130%. The compensation committee awarded Mr. O'Connor a bonus payment of $238,125. Mr. O'Connor's bonus payment equaled 127% of his bonus target.
The 2013 salaries, 2013 bonus target percentages and amounts and the actual bonus payments for our named executive officers are as follows:

Named Executive Officer	2013 Salary	2013 Bonus Target Percentage	2013 Bonus Target	2013 Annual Cash Bonus Payments(1)
Clive A. Meanwell Chief Executive Officer	$793,272	85%	$636,115	$842,851
Glenn P. Sblendorio President and Chief Financial Officer	$569,296	65%	$370,042	$484,755
Paul M. Antinori Former Senior Vice President and General Counsel	$427,849	40%	$171,140	$196,810
William B. O'Connor Senior Vice President, Chief Accounting Officer	$375,000	50%	$187,500	$238,125

(1)
This column represents the actual cash bonus payment made to the named executive officer. Such amount is based on the company bonus factor and the individual performance rating of the named executive officer, calculated as described above. For example, Mr. Sblendorio's bonus target of $370,042 was allocated $222,025 for corporate goals (60%) and $148,016 for individual goals (40%). The dollar amount allocated to corporate goals, $222,025, was multiplied by the corporate bonus factor for Mr. Sblendorio (125%), resulting in $277,531 for the corporate performance portion of his bonus. The dollar amount allocated to individual performance goals, $148,016, was multiplied by his individual performance rating of 140% and the result, $207,222, was added to the dollar amount allocated to the corporate targets, $277,531. Dr. Meanwell's corporate goals are the same as his individual goals.

Stock Option and Restricted Stock Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives, including our named executive officers. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our named executive officers and our stockholders. Equity grants are intended as both a reward for contributing to the long-term success of our company and an incentive for future performance. The vesting feature of our equity grants is intended to further our goal of executive retention by providing an incentive to our named executive officers to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our compensation committee considers comparable equity awards received by executives in our peer group, our company-level performance, the applicable executive's performance, the amount of equity previously awarded to the executive, the vesting schedule of such previous awards and the recommendations of management and consultants to the compensation committee.
The compensation committee typically makes annual equity grants, and, if there are new executives, initial stock option awards, as part of our overall compensation program. The compensation committee reviews all components of the executive's compensation when determining annual equity awards to ensure that an executive's total compensation conforms to our overall philosophy and objectives. The compensation committee also has an equity compensation policy for the use of stock options and restricted stock awards. All of the equity grants to our named executive officers are approved by the compensation committee.
Equity awards to our named executive officers are typically granted annually in conjunction with the review of their individual performance. This review typically occurs at the regularly scheduled meeting of the compensation committee held in the first quarter of each year. This allows the compensation committee to receive audited financial statements of the previous year prior to making award determinations. Therefore, annual cash bonuses and equity awards relating to performance during 2012 for all of our employees, including our named executive officers, were granted in February 2013, to be effective as of March 1, 2013, and annual cash bonuses and equity awards relating to performance during 2013 for all of our employees, including our named executive officers, were granted in February 2014, to be effective as of March 1, 2014. We have established March 1 of each year as the grant date of our annual stock option and restricted stock grants to named executive officers. We do not have any equity ownership guidelines for our named executive officers or a required holding period for shares of company stock obtained from the exercise of an option or vesting of restricted stock.
In general, initial option grants to new named executive officers vest over 48 months with 25% of the option vesting 12 months after the named executive officer's start date and the remainder of the option vesting in 36 equal monthly installments. None of our named executive officers were new in 2012 or 2013. Our annual grants to named executive officers generally vest in 48 equal monthly installments commencing one month after the date of the grant. Vesting and exercise rights cease 90 days after termination of employment except in the case of death or disability. Restricted shares vest in annual increments of 25% over a period of four years, commencing on the first anniversary of the date of grant.

In February 2013, based on discussions with Radford, the committee decided to grant a mix of 30% options and 70% restricted stock to the named executive officers for their respective performances in 2012. The compensation committee considered an amount of equity compensation that would be comparable to that of the 75th percentile of the 2013 market compensation data. In determining these equity awards, the compensation committee analyzed this data comparing the value of the options granted by companies represented in the 2013 market compensation data and the size of the equity grants as a percentage of the overall ownership of those companies. When considering awards, the compensation committee valued a share of restricted stock at 2.5 times the value of a share underlying a stock option. In determining the equity awards for the named executive officers, the committee also considered each named executive officer's individual performance. In making its grant decisions in February 2013, the committee also considered share availability constraints with respect to our 2004 plan.
In February 2013, the compensation committee approved the following equity awards to our named executive officers for 2012, to be effective as of March 1, 2013:

Named Executive Officer	Number of Shares Underlying Options	Number of Shares of Restricted Stock
Clive A. Meanwell	64,568	65,354
Glenn P. Sblendorio	36,896	37,345
Paul M. Antinori	8,235	8,335
William B. O'Connor	10,761	10,892

In February 2014, based on discussions with Radford, the committee decided to grant a mix of 30% options and 70% restricted stock to the named executive officers for their respective performances in 2013. In September 2013, the compensation committee revised its long term incentive philosophy by considering an amount of equity compensation that would be comparable to that of the 50th percentile of the 2013 market compensation data rather than the 75th percentile. In determining these equity awards, the compensation committee analyzed this data comparing the value of the options granted by companies represented in the 2014 market compensation data and the size of the equity grants as a percentage of the overall ownership of those companies. In determining the equity awards for the named executive officers, the committee also considered each named executive officer's individual performance.
In February 2014, the compensation committee approved the following equity awards to our named executive officers for 2013, to be effective as of March 1, 2014:

Named Executive Officer	Number of Shares Underlying Options	Number of Shares of Restricted Stock
Clive A. Meanwell	131,483	60,082
Glenn P. Sblendorio	57,736	26,383
Paul M. Antinori	11,457	25,072
William B. O'Connor	11,457	25,072

Because the equity awards made to our named executive officers relating to their respective individual performances in 2013 were granted in 2014, these awards have not been included in the compensation tables for 2013 below.
Benefits and Other Compensation
We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We make matching contributions of 50% of an employee's contributions under our 401(k) plan up to a maximum of 6% of an employee's eligible earnings.
Signing Bonuses
In particular circumstances we award cash signing bonuses, which we refer to as signing bonuses, when executives first join us. Such signing bonuses typically must be repaid in full if the executive voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount of the bonus is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses or to create additional incentive for an executive to join our company in a position where there is high market demand. For 2013, no named executive officer was eligible for a cash signing bonus.
Perquisites
We limit the perquisites that we make available to our named executive officers. Our named executive officers are not entitled to any benefits that are not otherwise available to all of our employees. For example, we do not provide pension arrangements, post-retirement health coverage or similar benefits to our named executive officers or our employees. Similarly, our health and insurance plans are the same for all employees.
Severance and Change-of-Control Benefits
Pursuant to severance agreements we have entered into with certain executive officers, including our named executive officers, and the provisions of our 1998 stock incentive plan, our 2004 plan and our 2013 plan, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption "—Potential Payments Upon Termination or Change of Control" below.
We believe providing these benefits help us compete for executive talent. We believe that our severance and change of control benefits are generally comparable to severance packages offered to executives by the companies in our peer groups.
Our practice in the case of change-of-control benefits has been to structure these as "double trigger" benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us or our successor without "cause" or by the executive for "good reason", as each is defined in the severance agreements, during a one-year period after the change of control. We believe a "double trigger" maximizes stockholder value because it avoids an unintended windfall to executives in the event of a friendly change of control, while still providing executives appropriate incentives to cooperate in negotiating any potential change of control in which they believe they may lose their jobs.
Tax and Accounting Considerations
Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and to each other officer (other than our chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act, by reason of being among the three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.
In addition, in determining the size and type of equity awards, the compensation committee also considered the potential impact of FASB ASC Topic 718 to determine the effect of awards.

Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.
By the Compensation Committee of the Board of Directors

Elizabeth H.S. Wyatt (Chair)
William W. Crouse
Armin M. Kessler
Robert G. Savage

Our Current Executive Officers
Below is information about each of our executive officers other than Clive Meanwell, our chief executive officer, and Glenn Sblendorio, our president and chief financial officer (whose respective biographies are listed with other members of our board of directors under the caption "Proposal One: Election of Class 2 Directors"). The information below includes each officer's age as of April 1, 2014, his or her position with us, the length of time he or she has held each position and his or her business experience for at least the past five years and his or her education. Our board of directors elects our officers annually, and officers serve until they resign or we or the board terminate their position. There are no family relationships among any of our directors, nominees for director and executive officers.
BRENT FURSE
Age: 45

Brent Furse has been our executive vice president and chief customer officer since March 2014. From August 2011 to March 2014, Mr. Furse served as our senior vice president and chief customer officer and from February 2010 to August 2011, he served as our senior vice president and general manager global commercial operations. Since joining us in July 2000, Mr. Furse has held a variety of roles, including regional sales director, national sales director, vice president of sales, vice president and general manager of interventional and emergency medicine business, vice president of strategic development and vice president of global scientific affairs. Mr. Furse received both a B.A. and an M.B.A. from the Stetson School of Business and Economics at Mercer University.
CORNELIS (CEES) HEIMAN
Age: 57

Cornelis (Cees) Heiman has been an executive vice president and our chief innovation officer since March 2014. He joined us in in June 2012 as our head of the Europe and Middle East business. Mr. Heiman was previously with Pfizer from 1982 until June 2012, where he had most recently served as the regional president of their European Specialty Care Business Unit. Mr. Heiman has broad medical products expertise and extensive international experience and has held leadership positions in marketing, new product development and general management in his native Netherlands as well as India, Hungary, Japan, Poland, Belgium, Italy and Pfizer's New York headquarters. In addition, Mr. Heiman served on numerous boards and organizations representing Pfizer in the external marketplace, including participating in the European Federation of Pharmaceutical Industry Associations (EFPIA) as Pfizer’s head of Europe. Mr. Heiman received a master's degree in pharmacy from the University of Leiden, Netherlands.
VICTORIA KUSIAK
Age: 63
Victoria Kusiak has been our executive vice president and chief integrity officer since March 2014. Dr. Kusiak joined us in September 2013 as senior vice president worldwide medical, regulatory, safety and labeling. Prior to joining us, Dr. Kusiak served as the Deputy Director, Office of Drug Evaluation III, CDER, at the FDA from October 2011 until September 2013. Dr. Kusiak has 25 years of experience in the pharmaceutical industry in the areas of clinical research, medical affairs, pharmacovigilance and product labeling. She provided consultative services to the pharmaceutical industry in those areas from March, 2004 until joining the FDA. She is a board certified interventional cardiologist, having trained at the Hospital of the University of Pennsylvania. Dr. Kusiak received a B.S. from Albright College and an M.D. from the University of Pennsylvania.
WILLIAM B. O'CONNOR
Age: 55
William B. O'Connor has been our chief accounting officer since March 2008 and a senior vice president since February 2013. He joined us in April 2006 as our vice president, finance and controller. From April 2000 to February 2006, he was the vice president of finance for Eyetech Pharmaceuticals, Inc. From 1996 to April 2000, Mr. O'Connor worked for Trophix Pharmaceuticals, Inc., a biotech company that specialized in pain medications. Mr. O'Connor is a certified public accountant and received a B.S. in accounting from Fairleigh Dickinson University.

Compensation of Our Executive Officers
The tables below present information about the compensation of the specified executive officers for the year ended December 31, 2013.

Summary Compensation
The following table presents a summary of the total annual compensation awarded to, earned by or paid to each of our named executive officers for the year ended December 31, 2013 and each of the previous two fiscal years.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compens-ation ($)(3)	All Other Compensation ($)(4)		Total ($)
Clive A. Meanwell Chairman and Chief Executive Officer	2013	$793,272	$—		$2,057,997	$878,096	$842,852	$3,354		$4,575,571
	2012	$748,370	$950,000	(5)	$2,066,250	$1,391,671	$795,143	$3,214		$5,954,648
	2011	$723,060	$676,062		$837,600	$1,840,050	$—	$1,794		$4,078,566

Glenn P. Sblendorio President and Chief Financial Officer	2013	$569,296	$—		$1,175,994	$501,770	$484,756	$3,214		$2,735,030
	2012	$547,500	$100,000	(5)	$936,700	$630,891	$480,344	$71,005	(6)	$2,766,440
	2011	$501,280	$410,549		$314,100	$690,019	$—	$3,354		$1,919,302

Paul M. Antinori Former Senior Vice President and General Counsel	2013	$427,849	$—		$262,469	$111,992	$196,811	$5,148		$1,004,269
	2012	$416,752	$525,000	(7)	$275,500	$185,556	$203,019	$3,074		$1,608,901
	2011	$400,440	$176,194		$46,539	$102,222	$—	$3,354		$728,749

William B. O'Connor Senior Vice President, Chief Accounting Officer	2013	$375,000	$23,164	(8)	$342,989	$146,345	$238,125	$3,319		$1,128,942
	2012	$320,302	$7,500	(9)	$275,500	$185,556	$169,257	$1,623		$959,738
	2011	$307,260	$140,111		$116,339	$255,560	$—	$1,550		$820,820

(1) These amounts represent special cash bonuses paid in 2013 and 2012 respectively and payouts as part of our annual cash bonus plan for the 2011 plan year.

(2)
These amounts represent the grant date fair value of equity-based awards granted by us during 2013, 2012 and 2011, determined in accordance with FASB ASC Topic 718. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please see Note 12 to our notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 3, 2014.

(3)
These amounts represent the 2013 and 2012 plan year payouts as part of our annual cash bonus plan. The 2013 non-equity incentive compensation plan is described under the "Compensation Discussion and Analysis" section of this proxy statement.

(4)	The dollar amount in the "All Other Compensation" column consists of life insurance premium payments made by us on behalf of the named executive officer for his or her benefit.

(5)
These amounts represent special cash bonuses paid in 2012 to Dr. Meanwell and Mr. Sblendorio in recognition of their extraordinary efforts and significant accomplishments related to the Angiomax patent term extension matter.

(6)	This amount includes $67,791 paid on behalf of or reimbursed to Mr. Sblendorio for an executive education program at Harvard Business School that he attended in 2012.

(7)
This amount represents special cash bonuses paid to Mr. Antinori in the amounts of (i) $500,000 in recognition of his extraordinary efforts and significant accomplishments related to the Angiomax patent term extension matter and (ii) $25,000 for his work on the Recothrom transaction.

(8)	This amount represents a special cash bonus paid to Mr. O'Connor for his work regarding a successful Health Resources and Services Administration Section 340B drug pricing program contest.

(9)	This amount represents a special cash bonus paid to Mr. O'Connor for his work on the Recothrom transaction.

Employment Arrangements
Clive A. Meanwell serves as our chief executive officer and president pursuant to the terms of an employment agreement dated September 5, 1996. This agreement renews automatically on a yearly basis unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the then-current term. Pursuant to the terms of the agreement, Dr. Meanwell's annual compensation is determined by our board of directors. Pursuant to a noncompetition agreement, Dr. Meanwell has agreed not to compete with us during the term of his employment and for a period of one year after his termination. Dr. Meanwell is eligible to receive, at the discretion of our board of directors, an annual cash bonus targeted to be 85% of his annual base salary, subject to meeting company and personal performance goals.
Glenn P. Sblendorio serves as our president and chief financial officer pursuant to the terms of a letter agreement dated March 3, 2006. Mr. Sblendorio's employment is "at will" and his annual compensation is determined by our board of directors. Mr. Sblendorio is eligible to receive, at the discretion of our board of directors, an annual cash bonus targeted to be 65% of his annual base salary, subject to meeting company and personal performance goals. Pursuant to a noncompetition agreement, Mr. Sblendorio has agreed not to compete with us during the term of his employment and for a period of one year after his termination.
Paul M. Antinori, our former senior vice president and general counsel, currently serves as our senior vice president, global government affairs and business development. Mr. Antinori's employment is "at will," and his annual compensation is determined by our board of directors. Mr. Antinori is eligible to receive, at the discretion of our board of directors, an annual cash bonus targeted to be 40% of his annual base salary, subject to meeting company and personal performance goals. Pursuant to a noncompetition agreement, Mr. Antinori has agreed not to compete with us during the term of his employment and for a period of one year after his termination.
William B. O'Connor serves as our senior vice president, chief accounting officer. Mr. O'Connor's employment is "at will" and his annual compensation is determined by our board of directors. Mr. O'Connor is eligible to receive, at the discretion of our board of directors, an annual cash bonus targeted to be 50% of his annual base salary, subject to meeting company and personal performance goals. Pursuant to a noncompetition agreement, Mr. O'Connor has agreed not to compete with us during the term of his employment and for a period of one year after his termination.
We have also entered into severance agreements with our named executive officers as described below.

Grant of Plan-Based Awards
The following table summarizes information regarding restricted stock awards and options granted to each of the named executive officers during the year ended December 31, 2013.
2013 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards(2)
Clive A. Meanwell	3/1/2013			64,568	(3)	$31.49	$878,096
	3/1/2013	65,354	(4)			—	$2,057,997

Glenn P. Sblendorio	3/1/2013			36,896	(3)	$31.49	$501,770
	3/1/2013	37,345	(4)			—	$1,175,994

Paul M. Antinori	3/1/2013			8,235	(3)	$31.49	$111,992
	3/1/2013	8,335	(4)			—	$262,469

William B. O'Connor	3/1/2013			10,761	(3)	$31.49	$146,345
	3/1/2013	10,892	(4)			—	$342,989

(1)	The per-share exercise price of each stock option award is equal to the closing price of our common stock on the grant date reported by The NASDAQ Global Select Market.

(2)	Grant date fair value computed in accordance with FASB ASC Topic 718.

(3)
The options vest in 48 equal monthly installments commencing one month after their grant date. The options are subject to accelerated vesting upon a termination without "cause" or a resignation for "good reason", as each is defined in our severance agreements. See "—Potential Payments Upon Termination or Change of Control."

(4)	The shares of restricted stock vest in annual increments of 25% over four years commencing on the first anniversary of the date of grant.

Outstanding Equity Awards at 2013 Fiscal Year-End
The following tables provide information on holdings of stock options and stock awards as of December 31, 2013 by our named executive officers. Each equity grant is shown separately for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
Clive A. Meanwell	100,000	—	—	$28.02	12/14/2014	—	—
	150,000	—	—	$18.27	11/30/2015	—	—
	100,000	—	—	$28.60	2/16/2017	—	—
	200,920	—	—	$19.36	2/15/2018	—	—
	57,500	2,500	—	$7.31	2/19/2020	5,000	$193,100
	15,620	—	—	$13.54	12/7/2020	—	$—
	170,000	70,000	—	$17.45	2/18/2021	24,000	$926,800
	68,750	81,250	—	$22.04	2/24/2022	70,312	$2,715,449
	12,107	52,461	—	$31.49	3/1/2023	65,354	$2,523,911

Glenn P. Sblendorio	40,000	—	—	$28.60	2/16/2017	—	—
	24,495	—	—	$19.36	2/15/2018	—	$—
	16,402	—	—	$12.95	2/20/2019	—	$—
	14,375	1,250	—	$7.31	2/19/2020	2,500	$96,550
	38,750	26,250	—	$17.45	2/18/2021	9,000	$347,580
	31,167	36,833	—	$22.04	2/24/2022	31,875	$1,231,013
	6,918	29,978	—	$31.49	3/1/2023	37,345	$1,442,264

Paul M. Antinori	11,979	521	—	$7.31	2/19/2020	1,041	$40,203
	23,018	5,312	—	$14.82	9/17/2020	1,687	$65,151
	9,444	3,889	—	$17.45	2/18/2021	1,333	$51,480
	9,167	10,833	—	$22.04	2/24/2022	9,375	$362,062
	1,544	6,691	—	$31.49	3/1/2023	8,335	$321,897

William B. O'Connor	50,000	—	—	$19.98	4/24/2016	—	—
	15,000	—	—	$28.60	2/16/2017	—	—
	7,500	—	—	$17.04	7/12/2017	—	—
	30,000	—	—	$19.06	10/15/2017	—	—
	31,815	—	—	$19.36	2/15/2018	—	—
	1,459	729	—	$7.31	2/19/2020	1,458	$56,308
	2,777	9,722	—	$17.45	2/18/2021	3,333	$128,720
	9,167	10,833	—	$22.04	2/24/2022	9,375	$362,063
	2,018	8,743	—	$31.49	3/1/2023	10,892	$420,649

(1)
Except as noted in the table below, the options listed in the table below become exercisable in forty-eight equal monthly installments, commencing one month after the grant date. The options expire ten years after the grant date.

(2)	The shares of restricted stock vest in annual increments of 25% over four years commencing on the first anniversary of the date of grant.

(3)	Calculated by multiplying the number of unvested shares by $38.62, the closing price per share of our common stock on the NASDAQ Global Select Market on December 31, 2013.

Option Exercises and Stock Vested in 2013
The following table sets forth information regarding options exercised by the named executive officers during the fiscal year ended December 31, 2013. Amounts shown under the column "Value Realized on Exercise" represent the difference between the option exercise price and the closing sale price of our common stock on the date of exercise multiplied by the number of shares for which the option was exercised.
The amounts shown under the column "Value Realized on Vesting" represent the number of shares of restricted stock that vested multiplied by the closing sale price of our common stock on the vesting date.

Option Exercises and Stock Vested in Fiscal 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Clive A. Meanwell	125,000	$1,086,433	59,622	$1,891,562
Glenn P. Sblendorio	225,000	$2,708,858	22,973	$726,598
Paul M. Antinori	272,973	$2,981,700	9,547	$307,212
William B. O'Connor	90,800	$1,384,645	7,767	$245,029

(1)
The value realized is equal to the difference between market price at exercise and exercise price of the underlying option, with the market price calculated as the closing price of our common stock on the day of exercise.

Potential Payments Upon Termination or Change of Control
Severance Agreements
We have entered into management severance agreements with certain of our senior officers, including our named executive officers, in order to induce each of these officers to maintain his or her continued commitment to us.
The agreements generally provide for severance pay, reimbursement of health care premiums, payment of reasonable outplacement assistance and accelerated stock option vesting in the event that (i) we terminate the officer's employment without cause, as defined in the agreements, or (ii) the officer terminates his or her employment for good reason, as defined in the agreements. If an officer's employment is terminated for cause, no benefits are provided to the officer under the agreements. These severance agreements supersede any similar provisions in any employment agreement or letter agreement we previously entered into with the officer.
The agreements provide as follows:

•
Termination prior to a change in control.  If we terminate the employment of the officer without cause, or if the officer resigns for good reason, before a change in control event, as defined in the agreements, he or she would be entitled to severance pay equal to one year of annual base salary, paid in a lump sum, one year of health care premium reimbursement and payment of reasonable outplacement assistance (or reimbursement and/or payment for a shorter period if the officer commences employment with a new employer before the end of the one-year period), payment for any accrued but unused vacation days and one year of accelerated vesting for options previously granted and outstanding prior to the termination date. In the case of Clive Meanwell or Glenn Sblendorio under these circumstances, each would be entitled to severance pay equal to two years of annual base salary, paid in a lump sum, one year of health care premium reimbursement and payment of reasonable outplacement assistance (or reimbursement and/or payment for a shorter period if the officer commences employment with a new employer before the end of the one-year period), payment for any accrued but unused vacation days and two years of accelerated vesting for options previously granted and outstanding prior to the termination date.

•
Termination after a change in control.  If we terminate the employment of the officer without cause, or if the officer resigns for good reason, during the one year period following a change in control event, then, in addition to the severance pay, health care premium reimbursement, payment of reasonable outplacement assistance and payment for any accrued but unused vacation days described above, the officer would be entitled to receive an amount equal to the officer's bonus target under our annual cash bonus plan, which is a percentage of the applicable officer's base salary, instead of any other bonus payment payable for the year in which termination occurs and such officer's options would be accelerated in full. Under these circumstances, Dr. Meanwell and Mr. Sblendorio would each be entitled to receive an amount equal to two times their respective bonus targets under our annual cash bonus plan.

•
In addition to any other amounts that may be payable to the officer under the severance agreements, if we terminate the employment of the officer for any reason, the officer will receive payment for unreimbursed business expenses incurred through the termination date, as defined in the agreement and, except if we terminate the employment of the officer for cause, for any bonus earned but not yet paid prior to the termination date.

•	In order to receive any of these benefits, the officer must deliver a general release in favor of us.
2013 Plan and Stock Option Agreements
Our 2013 plan provides that all restricted stock awards become free from all conditions or restrictions upon the occurrence of a termination event (as defined in the 2013 plan) to the restricted stockholder during the one-year period following a change in control event (as defined in the 2013 plan).
The stock option agreements governing options awarded under our 2013 plan to all of our employees provide for accelerated vesting of 50 percent of an optionholder's unvested options upon such optionholder's death or disability (within the meaning of Section 22(e)(3) of the Code). All of such optionholder's vested options are exercisable for a period of one year following the date of the death or disability of the optionholder, provided, that the options have not expired and, in the case of disability, such optionholder has not been terminated for cause.

The table below reflects the potential payments and benefits to which the named executive officers would be entitled under the management severance agreements and stock option agreements with our named executive officers if the named executive officer's employment with us was terminated for cause or due to death or disability or the officer resigned for good reason. The amounts shown in the table below for those named executive officers assume that those terminations were effective as of December 31, 2013, and that all eligibility requirements under the management severance agreements, our 2013 plan or stock option agreements were met. The closing price per share of our common stock on The NASDAQ Global Select Market on December 31, 2013 was $38.62.

Name	Bonus for Year of Termination	Cash Severance	Vacation Payout	Value of Accelerated Equity(1)	Health and Welfare	Outplacement Services(2)	Total
Clive A. Meanwell
Prior to a Change of Control:
Termination without Cause or Resignation for Good Reason	—	$1,586,544	$15,255	$3,033,860	$56,894	$20,000	$4,712,553
Termination due to Death or Disability	—	—	—	$8,000,074	—	—	$8,000,074
Within One Year After a Change of Control:
Termination without Cause or Resignation for Good Reason	$1,348,563	$1,586,544	$15,255	$9,640,748	$56,894	$20,000	$12,668,004
Termination due to Death or Disability	—	—	—	$8,000,074	—	—	$8,000,074
Glenn P. Sblendorio
Prior to a Change of Control:
Termination without Cause or Resignation for Good Reason	—	$1,138,592	$10,948	$1,290,104	$56,894	$20,000	$2,516,538
Termination due to Death or Disability	—	—	—	$3,827,049	—	—	$3,827,049
Within One Year After a Change of Control:
Termination without Cause or Resignation for Good Reason	$740,085	$1,138,592	$10,948	$4,536,691	$56,894	$20,000	$6,503,210
Termination due to Death or Disability	—	—	—	$3,827,049	—	—	$3,827,049
Paul M. Antinori
Prior to a Change of Control:
Termination without Cause or Resignation for Good Reason	—	$427,849	$8,228	$310,878	$19,879	$20,000	$786,834
Termination due to Death or Disability	—	—	—	$1,066,989	—	—	$1,066,989
Within One Year After a Change of Control:
Termination without Cause or Resignation for Good Reason	$171,140	$427,849	$8,228	$1,293,182	$19,879	$20,000	$1,940,278
Termination due to Death or Disability	—	—	—	$1,066,989	—	—	$1,066,989
William B. O'Connor
Prior to a Change of Control:
Termination without Cause or Resignation for Good Reason	—	$375,000	$7,212	$301,314	$28,447	$20,000	$731,973
Termination due to Death or Disability	—	—	—	$1,203,034	—	—	$1,203,034
Within One Year After a Change of Control:
Termination without Cause or Resignation for Good Reason	$150,000	$375,000	$7,212	$1,438,328	$28,447	$20,000	$2,018,987
Termination due to Death or Disability	—	—	—	$1,203,034	—	—	$1,203,034

(1)
For all named executive officers, the value of accelerated equity is calculated by multiplying the number of shares subject to options for which vesting would be accelerated by the difference between $38.62, the closing price per share of our common stock on The NASDAQ Global Select Market on December 31, 2013, and the per share exercise prices for such options.

(2)
The amount in this column represents an estimate for a full year of outplacement services based on rates charged to senior executives by our recommended outplacement vendor. Named executive officers are able to use the vendor of their choice, so actual amounts paid for outplacement services may vary.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information, as of December 31, 2013, about the securities authorized for issuance under:

•	our 1998 stock incentive plan, which we refer to in this proxy statement as our 1998 plan;

•	our 2000 outside director stock option plan, which we refer to in this proxy statement as our 2000 director plan;

•	our 2001 non-officer, non-director employee stock incentive plan, which we refer to in this proxy statement as our 2001 plan;

•	our 2004 plan;

•	our 2007 equity inducement plan, which we refer to in this proxy statement as our 2007 plan;

•	our 2009 equity inducement plan, which we refer to in this proxy statement as our 2009 plan;

•	our 2010 employee stock purchase plan, which we refer to in this proxy statement as our 2010 ESPP; and

•	our 2013 plan.
The information below is categorized according to whether or not the equity plan was previously approved by stockholders:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options (a)		Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	7,485,149	(1)(2)	$22.99	3,432,082	(2)
Equity compensation plans not approved by security holders	131,255	(3)	$13.74	—
Total	7,616,404		$22.83	3,976,289	(4)

(1)	Includes shares of common stock issuable under the 1998 plan, 2004 plan, 2013 plan and 2000 director plan.

(2)	Excludes shares issuable at the end of the then-current offering period ending February 28, 2014 under the 2010 ESPP.

(3)	Consists of shares of common stock issuable under the 2001 plan, 2007 plan and 2009 plan.

(4)
Includes shares available for issuance as of December 31, 2013 under the 2010 ESPP (which includes 74,472 shares that were subsequently issued on February 28, 2014 at the close of the then-current offering period).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that from January 1, 2013 to the date of this proxy statement, the reporting persons complied with all Section 16(a) filing requirements with the exception of the following inadvertent late filings: (i) a Form 4 filing filed on February 19, 2013 to report sales of shares of common stock by Paul M. Antinori, (ii) Form 4 filings filed on March 5, 2013 to report purchases of shares of common stock under our 2010 ESPP by Clive Meanwell, Glenn Sblendorio and Paul M. Antinori, (iii) a Form 4 filing filed on April 4, 2013 to report a sale of shares of common stock by Dr. Meanwell, (iv) a Form 4 filing filed on May 31, 2013 to report an exercise of stock options for the acquisition of the underlying shares of common stock by Robert Hugin, and (v) a Form 4 filing filed on December 17, 2013 to report the sale of shares of common stock by Paul M. Antinori.
Our board hopes that you will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope.
Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally.

By order of the Board of Directors,
Stephen M. Rodin
Secretary

April 30, 2014

Appendix I

AMENDMENT NO. 1
TO
THE MEDICINES COMPANY
2013 STOCK INCENTIVE PLAN

Pursuant to Section 11(d) of The Medicines Company 2013 Stock Incentive Plan (the “Plan”), the Plan be, and hereby is, amended as set forth below.

1.	Section 4(a)(1) of the Plan is hereby deleted in its entirety and replaced with the following:

“(1)    Authorized Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) (up to 15,542,134 shares) as is equal to the sum of (x) 5,500,000, (y) the remaining number of shares of Common Stock available for issuance under the Company's Amended and Restated 2004 Stock Incentive Plan (the "2004 Plan") as of the Effective Date (as defined in Section 11 (c)) and (z) the number of shares of Common Stock subject to awards granted under the 2004 Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issue price pursuant to a contractual repurchase right (subject, in the case of Incentive Stock Options (as defined in Section 5(b)) to any limitations under the Code). Any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

2.	Section 4(a)(2) of the Plan is hereby deleted in its entirety and replaced with the following:

“(2)    Fungible Share Pool.    Subject to adjustment under Section 9, any Award that is not a Full-Value Award shall be counted against the share limits specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as 1.98 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.98 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.98 shares.”

3.	Except as set forth above, all other terms and provisions of the Plan shall remain in full force and effect.
Adopted by the Board of Directors on March 28, 2014.

A-1

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before of the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Robert J. Hugin 02 Clive A. Meanwell 03 Elizabeth H.S. Wyatt

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000213016_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at www.proxyvote.com .

THE MEDICINES COMPANY
Annual Meeting of Shareholders
May 29, 2014 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Clive A. Meanwell and Glenn P. Sblendorio, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE MEDICINES COMPANY that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on May 29, 2014, at the Company's principal executive offices at 8 Sylvan Way Parsippany, NJ 07054, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000213016_2 R1.0.0.51160